UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __ )
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KITE REALTY GROUP TRUST

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April 9, 2013

Dear Fellow Shareholder:

I am pleased to invite you to the 2013 Annual Meeting of Shareholders of Kite Realty Group Trust which will be held on Wednesday, May 8, 2013, at 9:00 a.m., local time, at 30 S. Meridian Street, Eighth Floor, Indianapolis, Indiana  46204.  At the meeting, shareholders will vote on the business items listed in the notice of the meeting on the following page.  In addition to the formal business that will be transacted, management will report on the progress of our business and respond to comments and questions of general interest to our shareholders.  I encourage you to attend the meeting as I believe it will be informative and interesting.

I sincerely hope that you will be able to attend and participate in the meeting.  Whether or not you plan to come to the meeting, it is important that your shares be represented and voted.  A form of proxy card and a copy of our annual report to shareholders are enclosed with this notice of annual meeting and proxy statement.

I look forward to seeing you at the annual meeting.

Sincerely,

John A. Kite
Chairman of the Board and Chief Executive Officer

KITE REALTY GROUP TRUST
30 S. Meridian Street
Suite 1100
Indianapolis, Indiana 46204

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 8, 2013

___________________

Dear Shareholder:

You are cordially invited to attend our 2013 annual meeting of shareholders to be held on Wednesday, May 8, 2013, at 9:00 a.m., local time, at 30 S. Meridian Street, Eighth Floor, Indianapolis, Indiana 46204 for the following purposes:

1.	To elect seven trustees to serve one-year terms expiring in 2014;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve, on an advisory basis, the compensation of our executive officers;

4.	To approve the Company’s 2013 Equity Incentive Plan, which constitutes an amendment and restatement of the Company’s 2004 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 19, 2013 will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.  IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU SO DESIRE.

By Order of the Board of Trustees,

THOMAS R. OLINGER
Secretary

TABLE OF CONTENTS

ABOUT THE MEETING	1
PROPOSAL 1: ELECTION OF TRUSTEES	3
EXECUTIVE OFFICERS	6
INFORMATION REGARDING CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MEETINGS	7
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTEREDPUBLIC ACCOUNTING FIRM	11
COMPENSATION DISCUSSION AND ANALYSIS	13
COMPENSATION COMMITTEE REPORT	18
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	18
COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES	19
EQUITY COMPENSATION PLAN INFORMATION	27
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	28
PROPOSAL 4: APPROVAL OF THE KITE REALTY GROUP TRUST 2013 EQUITY INCENTIVE PLAN	29
REPORT OF THE AUDIT COMMITTEE	41
PRINCIPAL SHAREHOLDERS	42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
OTHER MATTERS	44

KITE REALTY GROUP TRUST
30 S. Meridian Street
Suite 1100
Indianapolis, Indiana 46204

_____________________

PROXY STATEMENT

_____________________

ABOUT THE MEETING

Why am I receiving this proxy statement?

This proxy statement contains information related to the solicitation of proxies for use at our 2013 annual meeting of shareholders, to be held at 9:00 a.m., local time, on Wednesday, May 8, 2013 at 30 S. Meridian Street, Eighth Floor, Indianapolis, Indiana  46204, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by Kite Realty Group Trust on behalf of our Board of Trustees (“the Board”). “We,” “our,” “us,” and the “Company” refer to Kite Realty Group Trust. This proxy statement, the enclosed proxy card and our 2012 annual report to shareholders are first being mailed to shareholders beginning on or about April 9, 2013.

Who is entitled to vote at the annual meeting?

Only holders of record of our common shares at the close of business on March 19, 2013, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the meeting. Our common shares constitute the only class of securities entitled to vote at the meeting.

What are the voting rights of shareholders?

Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

Who can attend the annual meeting?

All holders of our common shares at the close of business on March 19, 2013, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting.  Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of March 19, 2013.

What will constitute a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on March 19, 2013 will constitute a quorum, permitting the shareholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares.

As of the March 19, 2013 record date, there were 77,896,669 common shares outstanding.

How do I vote?

In order to vote, you or your duly authorized agent should complete, sign and return the accompanying proxy card.  You may also attend the meeting and vote in person.

How do I vote my shares that are held in a brokerage account?

If your shares are held by a bank or broker, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

How are proxy card votes counted?

If the accompanying proxy card is properly completed, signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board of Trustees named in this proxy statement; “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; “FOR” the advisory vote on executive compensation; “FOR” the approval of the Company’s 2013 Equity Incentive Plan; and as recommended by our Board of Trustees with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) filing with our Secretary a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting in person.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, trustees and other employees may, without additional compensation, solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons for their out-of-pocket expenses.

      You should rely only on the information provided in this proxy statement.  We have not authorized anyone to provide you with different or additional information.  You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board of Trustees is currently comprised of seven trustees, each with terms expiring at the 2013 annual meeting. The nominees, all but one of whom are currently serving as trustees of the Company, have been recommended by our Board of Trustees for re-election to serve as trustees for one-year terms until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified. Based on its review of the relationships between the trustee nominees and the Company, the Board of Trustees has affirmatively determined that the following trustees are “independent” trustees under the rules of the New York Stock Exchange, or NYSE: William E. Bindley, Victor J. Coleman, Dr. Richard A. Cosier, Christie B. Kelly, Gerald L. Moss, and Michael L. Smith.

The Board of Trustees knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Trustees.  Under these circumstances, the Board of Trustees may also, as permitted by our bylaws, decrease the size of our Board of Trustees.

Nominees for Election for a One-Year Term Expiring at the 2014 Annual Meeting

The following table sets forth the name and age of each nominee for trustee, indicating all positions and offices with us currently held by the trustee.

Name	Age	Title
John A. Kite	47	Chairman, Chief Executive Officer and Trustee
William E. Bindley	72	Trustee
Victor J. Coleman	52	Trustee
Dr. Richard A. Cosier	65	Trustee
Christie B. Kelly	51	Trustee Nominee
Gerald L. Moss	77	Trustee
Michael L. Smith	64	Trustee

Set forth below are descriptions of the backgrounds and principal occupations of each of our trustees and trustee nominees, and the period during which he has served as a trustee.

John A. Kite. Mr. Kite has served as Chairman of the Board since December 2008 and as a trustee since our formation in March 2004 and as our Chief Executive Officer since our initial public offering in August 2004. He also served as our President from our initial public offering until December 2008. Prior to our initial public offering, he had served as President and Chief Executive Officer of our predecessor companies and other affiliated companies, (the “Kite Companies”) since 1997. Mr. Kite is responsible for the Company’s strategic planning, operations, acquisitions and capital markets activities. Mr. Kite began his career in 1987 at Harris Trust and Savings Bank in Chicago and he holds a B.A. degree in Economics from DePauw University.

Mr. Kite’s long tenure as a leader of our company and the Kite Companies provides us with stability and continuity.  In particular, Mr. Kite has valuable long-standing knowledge of our assets, operations, markets and employees. Mr. Kite continues to provide our board of trustees and management team with invaluable experience in managing and operating our real estate company.

William E. Bindley. Mr. Bindley has served as a trustee since our initial public offering in August 2004 and is currently our lead independent trustee. He has been Chairman of Bindley Capital Partners, LLC, a private equity investment firm headquartered in Indianapolis, Indiana, since 2001. From 1992 to October 2005, he was Chairman and the founder of Priority Healthcare Corporation, a NASDAQ-listed national provider of bio-pharmaceuticals and complex therapies for chronic disease states headquartered in Lake Mary, Florida. Mr. Bindley also served as Chief Executive Officer of Priority Healthcare from July 1994 to May 1997 and President from May 1996 to July 1996. Mr. Bindley was the Chairman, President, Chief Executive Officer and founder of Bindley Western Industries, Inc., a national pharmaceutical distributor and nuclear pharmacy operator that was a New York Stock Exchange Fortune 200 company at the time of its merger into Cardinal Health, Inc. in February 2001.  He previously served on the boards of Cardinal Health, Inc., Key Bank, NA (Cleveland, Ohio), Bindley Western Industries, Priority Healthcare Corporation, and Shoe Carnival, Inc.  He received both a B.S. degree in Industrial Economics and a Doctor of Management (H.C.) from Purdue University. He also completed the Wholesale Management Program at the Graduate School of Business at Stanford University. He is the past Vice Chairman of the United States Ski and Snowboard Association and serves on the President’s Advisory Council at Purdue University.

Mr. Bindley, through his extensive experience in leading health-care focused companies, brings our board valuable insight into the operations of businesses outside of the real estate sector.  Further, Mr. Bindley brings to our board extensive public company leadership experience and, therefore, he is particularly well-equipped to address matters such as public company governance and compensation matters.  In addition, his leadership of Bindley Capital Partners, LLC provides our board insight into the investment community and experience with financial matters.

Victor J. Coleman. Mr. Coleman has served as a trustee since November 2012. He is the Chairman of the Board and Chief Executive Officer of Los Angeles-based Hudson Pacific Properties, Inc. (NYSE symbol: HPP), a New York Stock Exchange real estate investment trust. Hudson Pacific’s current portfolio consists of 21 properties with approximately five million square feet of leasable space and $2.2 billion in total assets located in San Francisco, Beverly Hills, Los Angeles, Orange County and San Diego.  HPP also owns two irreplaceable media and entertainment properties – Sunset Gower Studios and Sunset Bronson Studios – totaling approximately 900,000 square feet and located in the heart of Hollywood, California.  Prior to the formation of HPP, Mr. Coleman co-founded and led Arden Realty, Inc., as its President and Chief Operating Officer and also as Board Director, leading a public offering of its shares on the NYSE in 1996 and eventually selling Arden to GE Capital in 2006.  From 2006 to 2009, Mr. Coleman served on the board of Douglas Emmett, Inc.  Mr. Coleman is an active community leader.  He is on the boards of The Los Angeles Coalition for the Economy & Jobs, Fisher Center for Real Estate and Urban Economics, Los Angeles Sports & Entertainment Commission, Westmark School and the Los Angeles Chapter of WPO.  Mr. Coleman is also a member on the President’s Council of The Real Estate Roundtable, the Leadership Council of International Medical Corps and on the Founding Board of Directors for the Ziman Center for Real Estate at the UCLA’s Anderson School of Management.  Mr. Coleman holds a Master of Business Administration degree from Golden Gate University and a Bachelor of Arts from the University of California, Berkeley.

Mr. Coleman’s significant real estate experience is an invaluable asset to our company and our board of trustees.  Mr. Coleman brings critical real estate investment industry expertise to our company.  He also has keen insight into the investment community as the chairman and chief executive officer of a publicly listed real estate investment trust.

Dr. Richard A. Cosier. Dr. Cosier has served as a trustee since our initial public offering in August 2004. He served as Dean and Leeds Professor of Management at the Krannert School of Management, Purdue University from 1999 until 2010.  Currently, he is Dean Emeritus and Leeds Professor of Management and the Avrum and Joyce Gray Director of the Burton D. Morgan Center for Entrepreneurship at Purdue University. He formerly served as Dean and Fred E. Brown Chair of Business Administration at the University of Oklahoma, and Associate Dean for Academics, Professor of Business Administration and Chairperson of the Department of Management at Indiana University. Dr. Cosier is the recipient of several teaching excellence awards and a Richard D. Irwin Fellowship. He is listed in Who’s Who in America and has served on the boards at First Fidelity Bank, N.A. of Oklahoma City, Century, Inc. of Midwest City, Oklahoma, and Bank One, Lafayette, Indiana. Dr. Cosier also served on the board of directors of the AACSB, the international accreditation agency for business schools and was formerly a board member of Roll Coater, Inc. based in Indianapolis. His extensive community activities include serving on a number of civic boards and projects over the past 20 years.

Dr. Cosier’s extensive board experience with a variety of companies has been instrumental in ensuring that our board of trustees remains balanced and representative of the business community.  Furthermore, Dr. Cosier’s notable experience in academia at Purdue University, the University of Oklahoma and Indiana University has contributed to our board’s strong sense of diversity of viewpoints, both within and outside of the business community.  Dr. Cosier’s community service further provides him insight into the business climate of some of our markets.

Christie B. Kelly. Ms. Kelly has been nominated to serve as a member of our board of trustees.  She is the executive vice president and chief financial officer of Duke Realty Corporation (NYSE symbol: DRE), a publicly traded real estate investment trust.  She joined Duke Realty in March 2009 bringing with her 25 years of experience in financial management, mergers and acquisitions, information technology and investment banking.  Previously, she was a Senior Vice President, Global Real Estate, with Lehman Brothers, where she led real estate equity syndication in the United States and Canada.  She spent most of her career at General Electric, holding a variety of domestic and global leadership roles for GE Real Estate, GE Capital, GE Corporate Audit, and GE Medical Systems.  During her career at GE, she led deal teams analyzing more than $10 billion of real estate-related transactions in the mergers and acquisitions group, was a Six Sigma leader at GE Capital, achieved more than $100 million in global sourcing savings at GE Capital IT Solutions, and held financial leadership positions in Europe, Asia, and globally. Ms. Kelly holds a B.A. degree in economics from Bucknell University.

Ms. Kelly’s significant real estate and financial experience provides our board of trustees with a strong level of knowledge and expertise regarding real estate companies. Her career as a real estate investment executive enriches our corporate diversity and industry expertise. In particular, Ms. Kelly has first-hand and extensive experience in the development and operation of real estate assets through her roles with General Electric, Lehman Brothers, and Duke Realty. Additionally, Ms. Kelly’s service as a chief financial officer of another publicly traded REIT provides a unique operational and financial accounting perspective to our board.

Gerald L. Moss. Mr. Moss has served as a trustee since our initial public offering in August 2004. He is Honorary Of Counsel with Bingham Greenebaum Doll, LLP, an Indianapolis, Indiana law firm.  For over 30 years he served as general counsel for the Capital Improvement Board of Managers of Marion County, Indiana (CIB). His duties included providing legal counsel relative to the development of the Indiana Convention Center, RCA Dome and other CIB facilities in Indianapolis, Indiana and the operation of the Convention Center and RCA Dome. Mr. Moss is a Distinguished Fellow of the Indianapolis Bar Association and Indiana State Bar Association. His community and university experience includes service as a Director of the Indianapolis Symphony Orchestra, the Indiana Repertory Theater and the Metropolitan Arts Council and as President and Director of the Washington Township Schools Foundation, the Indiana University Varsity Club and the Indiana University Law School Alumni Association. He also serves as a member of the Law School’s Board of Visitors and is a recipient of the School’s Distinguished Service Award. He has been awarded the prestigious Sagamore of the Wabash by the Governor of Indiana.

Mr. Moss provides our board of trustees with over 30 years of experience in the areas of corporate and real estate law that has been instrumental in maintaining the effectiveness of our board since our initial public offering. Due to Mr. Moss’s vast legal experience, our board not only is more balanced but also benefits from the fact that his legal expertise in corporate and real estate law is directly applicable to our operations as a publicly traded company. Mr. Moss’s legal and community service experience also strengthens our standing in the community.

Michael L. Smith. Mr. Smith has served as a trustee since our initial public offering in August 2004. He retired in 2005 from his positions as Executive Vice President and Chief Financial Officer of WellPoint, Inc., formerly Anthem, Inc., a health insurance company, positions he had held since 1999. Previously, he served as Senior Vice President of Anthem, Inc. and Chief Financial Officer of Anthem Blue Cross and Blue Shield’s operations in the Midwest and Connecticut. Mr. Smith currently serves on the boards of directors of two publicly traded companies, hhGregg, Inc. and Vectren Corporation.  Mr. Smith also serves as a director of several privately held companies and not-for-profit organizations including LDI Ltd, LLC, Carestream Health, Inc., Emergency Medical Services Corporation, Lockton, Inc., and Hulman & Company.  He is also a member of the Indiana Commission on Higher Education.  Mr. Smith is a member of the board of trustees of DePauw University and Lumina Foundation for Education.  He also served as a Director of First Indiana Corporation, Somerset Group, Inc., Intermune, Inc., Calumet Specialty Products Partners, LP, and Brightpoint, Inc.

Mr. Smith’s depth of experience in numerous public and private companies has been an asset to our board of trustees since our initial public offering.  In particular, Mr. Smith brings to our board expertise in financial matters through his experience serving as chief financial officer of publicly traded companies. This financial experience not only is critical to public companies to help navigate through difficult market conditions, but also serves to balance the overall skill set of our board members.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Board Leadership Structure

Mr. John A. Kite has served as Chairman of the Board since December 2008 and as our Chief Executive Officer and member of the board since our initial public offering in 2004. Mr. Kite also served as our President from our initial public offering to December 2008 and was president and chief executive officer of the Kite Companies from 1997 to our initial public offering.

Periodically, the Corporate Governance and Nominating Committee gives consideration to whether the combined role of the chairman and chief executive officer continues to be appropriate for our Company.  The Corporate Governance and Nominating Committee, with the consensus of the other independent trustees, has concluded that Mr. Kite’s extended tenure with our Company provides a stable leadership that is beneficial to us and our shareholders. In particular, the board recognizes that, given Mr. Kite’s familiarity with our real estate properties and day-to-day operations and his long-standing experience with our Company, it is valuable to have him lead our board discussions.  Further, the board believes that our lead independent trustee is effective in mitigating any potential conflict of interest that might arise from the combined chairman/chief executive officer position.  In particular, the board recognizes that the lead independent trustee is actively engaged in setting board agendas, meets regularly with our chief executive officer to stay apprised of the important aspects of our business and presides over executive sessions of the non-management trustees at least once each quarter.

Board’s Role in Risk Oversight

One of our board’s important roles is to oversee various risks that we may face from time to time.  While the full board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter.  For example, the audit committee oversees the preparation and filing of our financial statements, compliance with legal and regulatory requirements and the performance of our internal audit function. The board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the board’s risk oversight function is to receive periodic updates from its committees and members of management, as appropriate.  For example, each year our internal auditor, in coordination with our executive management, develops an audit plan designed to address key financial reporting and internal control risks.  This plan is subsequently reviewed and approved by the audit committee, and the internal auditor reports audit results to the committee on a quarterly basis and meets regularly in an executive session with the committee.  In addition, the chief compliance officer provides quarterly updates to the audit committee regarding material litigation and legal compliance matters.  The audit committee (as well as the other committees of the board) regularly updates the full board as to matters discussed in its committee meetings and seeks input from the full board as necessary and appropriate.  In addition to getting direct information from its committees, the board receives updates directly from members of management.  In particular, due to his executive management position, Mr. Kite frequently communicates with other members of our management and periodically updates the board on the important aspects of the Company’s day-to-day operations. The board also receives regular updates from a member of senior management regarding legal and regulatory developments and policies and mitigation plans intended to address the related risks.  Mr. Kite meets individually with each of the trustees on at least an annual basis and several times a year with the lead independent trustee.  During 2012, the lead independent trustee met separately with our chief executive officer four times and each of our other board members met separately with our chief executive officer on at least one occasion.  Other members of management also have direct access to the chairperson of each board committee and our lead independent trustee.

Trustee Candidate Review
Our board has adopted policies and procedures regarding review of candidates for the board.  Through its annual evaluation, the corporate governance and nominating committee is responsible for evaluation of the size of the board and reviewing the need for new or additional trustees for the board.  If it is determined that there is a need for a new trustee, the candidates will be considered by the governance committee based on their qualifications, specific qualities and skills, based on criteria set forth in the corporate governance guidelines.  The corporate governance guidelines provide that trustees must possess the highest degree of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders.  Trustees should have an inquisitive and objective perspective, practical wisdom and mature judgment.  Neither the corporate governance and nominating committee nor the board has adopted a formal policy with respect to diversity of its trustees.  However, in connection with its overall trustee candidate review, the corporate governance and nominating committee does consider issues of diversity of experience and areas of expertise.  Trustees must be willing and able to devote sufficient time to effectively carrying out their duties.  The corporate governance and nominating committee takes into account the other demands on the time of a candidate including, for example, occupation and memberships on other boards.

Vote Required and Recommendation

The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of a trustee. Therefore, the seven individuals with the highest number of affirmative votes will be elected to the seven trusteeships. For purposes of the election of trustees, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. There is no cumulative voting with respect to the election of trustees.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Executive officers are elected by, and serve at the discretion of, our Board of Trustees.

Name	Age	Title
John A. Kite	47	Chairman of the Board of Trustees and Chief Executive Officer
Thomas K. McGowan	48	President and Chief Operating Officer
Daniel R. Sink	45	Executive Vice President and Chief Financial Officer

Set forth below are descriptions of the backgrounds of each of our executive officers, other than John A. Kite, whose background and positions are described above.

Thomas K. McGowan has served as President since 2008.  Previously, he had been our Senior Executive Vice President since 2007 and Executive Vice President and Chief Operating Officer since our initial public offering in August 2004. Prior to our initial public offering, he had been Executive Vice President and one of the partners of the Kite Companies since 1995. Mr. McGowan is primarily responsible for new project development, land acquisition, leasing, real estate property management and general operational and organizational functions of the development and construction departments. Before joining the Kite Companies, Mr. McGowan worked for eight years for real estate developer Mansur Development Corporation and he holds a B.A. degree in Political Science from Indiana University.

Daniel R. Sink has served as Executive Vice President and Chief Financial Officer since 2007.  Previously, he had been Senior Vice President and Chief Financial Officer since our initial public offering in August 2004. Prior to our initial public offering, Mr. Sink had been the Chief Financial Officer of the Kite Companies since 1999. His responsibilities include oversight of the real estate finance area, corporate accounting, corporate tax planning, financial budgeting and administration. From 1989 through 1999, Mr. Sink was a senior manager of Olive, LLP (a predecessor of BKD, LLP), acting as a tax specialist in charge of the tax consulting for the central Indiana real estate/construction group. Mr. Sink is a Certified Public Accountant and he holds a B.S. degree in Accounting from Indiana University.

INFORMATION REGARDING CORPORATE GOVERNANCE AND
BOARD AND COMMITTEE MEETINGS

Committee Charters and Corporate Governance Documents

Our Board of Trustees maintains charters for all Board committees and has adopted a written set of corporate governance guidelines, a code of business conduct and ethics and a code of ethics for our principal executive officers and senior financial officers. Our committee charters, corporate governance guidelines, code of business conduct and ethics and code of ethics, are available on our website at www.kiterealty.com. Each of these documents is also available in print to any shareholder who sends a written request to such effect to Investor Relations, Kite Realty Group Trust, 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204.

Independence of Trustees

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent trustees. Under the NYSE listing standards, no trustee of a company qualifies as “independent” unless the board of trustees of the company affirmatively determines that the trustee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company’s trustee independence:
•	a trustee who is an employee, or whose immediate family member is an executive officer, of the listed company is not independent until three years after the end of such employment relationship;

•
a trustee who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

•
a trustee who is, or whose immediate family member is, a current partner of a firm that is the company’s internal or external auditor is not independent; a trustee who is a current employee of such a firm is not independent; a trustee who has an immediate family member who is a current employee of such a firm and who personally works on the listed company’s audit is not independent; and a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time is not independent;

•
a trustee who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company’s present executive officers at the same time serve or served on the other company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and

•
a trustee who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

Our Board of Trustees has evaluated the status of each trustee and has affirmatively determined after considering all facts and circumstances that each of William E. Bindley, Victor J. Coleman, Dr. Richard A. Cosier, Christie B. Kelly, Gerald L. Moss, and Michael L. Smith is “independent,” as such term is defined in the NYSE’s listing standards.  John A. Kite is not independent as he is an employee of the Company.  In making its independence determinations with respect to each trustee, the Board of Trustees considered, among other things, relationships between the Company and its trustees and their immediate family members, as well as relationships among trustees and their immediate family members.  The Board also considered an arrangement by which KMI Management, LLC (“KMI”), a company in which John A. Kite and Thomas K. McGowan own direct or indirect interests, makes available to each trustee the use of an airplane owned by KMI on the same terms and conditions by which KMI makes the airplane available to our company for business-related travel and to third parties.  During 2012, no trustee leased the use of the airplane.  See “Certain Relationship and Related Party Transactions – Contracts with KMI Management” for a description of the arrangement between our company and KMI.

Lead Trustee

Our Board of Trustees established the position of “lead” independent trustee in connection with our initial public offering in August 2004. The lead trustee is selected on an annual basis by the board from among the independent trustees. William E. Bindley currently serves as our lead independent trustee. The role of the lead trustee, among other things, is to serve as liaison (i) between the Board of Trustees and management, including the Chief Executive Officer, (ii) among independent trustees and (iii) between interested third parties and the Board of Trustees.  See also “Proposal 1: Election of Trustees – Board Leadership Structure.”

Executive Sessions of Non-Management Trustees

Pursuant to our corporate governance guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, our Board of Trustees devotes a portion of each regularly scheduled board meeting to executive sessions without management participation. The lead trustee presides at these sessions. In addition, our corporate governance guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent trustees.

Communications with the Board

Shareholders and other interested parties may communicate with the Board by communicating directly with the presiding lead independent trustee by sending any correspondence they may have in writing to the “Lead Trustee” c/o Chief Financial Officer of Kite Realty Group Trust, 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, who will then directly forward such correspondence to the lead trustee.  The lead trustee will decide what action, if any, should be taken with respect to the communication, including whether such communication should be reported to the Board of Trustees.

Board Meetings

During 2012, the Board of Trustees met five times, including telephonic meetings. Each trustee attended at least 80% of Board and applicable committee meetings on which he served during his period of service. Trustees are expected to attend, in person or by telephone, all Board meetings and meetings of committees on which they serve. In addition, pursuant to our corporate governance guidelines, trustees are expected to attend the Company’s annual meetings of shareholders. Last year, all of our trustees attended the annual meeting of shareholders.

Board Committees

The Board of Trustees has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE’s listing standards.

The table below provides membership information for each of the Board committees as of March 19, 2013:

Name	Audit	Compensation	Corporate Governance and Nominating
William E. Bindley		X*	X
Victor J. Coleman		X	X
Dr. Richard A. Cosier	X		X
Eugene Golub (1)		X
Gerald L. Moss	X		X*
Michael L. Smith	X*	X
_____________________
*	Committee Chairman
(1)	Mr. Golub is retiring from the Board of Trustees and is not standing for re-election.

Audit Committee

The principal purpose of the Audit Committee is to assist the Board of Trustees in the oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualification, performance and independence of our independent auditors; and

•	the performance of our internal audit function.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and is also responsible for reviewing with our independent auditors any audit problems or difficulties they encounter in the course of their audit work. The Audit Committee is also charged with the tasks of reviewing our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal control with management and our independent auditors.

Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) all as in effect from time to time. All of the members of the Audit Committee meet the foregoing requirements. The Board of Trustees has determined that Michael L. Smith is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

During 2012, the Audit Committee met five times, including telephonic meetings.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•
review and approve our corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve, either as a committee or with the Company’s other independent trustees, as directed by the board, the appropriate level and structure of the Chief Executive Officer’s compensation;

•	determine and approve, either as a committee or together with our other independent trustees, as directed by the board, the compensation of the other executive officers;

•	make recommendations to the Board of Trustees regarding compensation of trustees;

•	provide for inclusion in the Company’s proxy statement a description of the processes and procedures for the consideration and determination of executive and trustee compensation;

•	recommend, implement and administer our incentive and equity-based compensation plans;

•	oversee and assist the Company in preparing the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement and/or annual report on Form 10-K; and
•	prepare and submit a Compensation Committee Report for inclusion in the Company’s proxy statement and/or annual report on Form 10-K.

The compensation for our named executive officers is comprised of three principal components: base salary, annual incentive compensation and share-based incentive awards.  Total compensation also includes health, disability and life insurance and 401(k) matching contributions.  At its first regularly scheduled meeting each year, the Compensation Committee evaluates the components of each executive officer’s total compensation.  Typically, the Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him.  Such executive officers are not present at the time of these deliberations.  The Compensation Committee may accept or reject such recommendations and also makes the sole determination of the compensation for the Chief Executive Officer.

The Compensation Committee may utilize, from time to time, the services of a compensation consultant or other advisor after taking into consideration all factors relevant to the independence from management of such compensation consultant or other advisor.  The Compensation Committee will be directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee.

In 2012 the Committee engaged Towers Watson, a nationally recognized compensation consulting firm, to undertake a comprehensive review of the Company’s compensation policies for its executive officers, to advise the Committee and provide recommendations regarding various compensation decisions to be made by the Committee.  The Committee took these recommendations into account in making base salary determinations and incentive compensation awards to its executive officers.

During 2012, the Compensation Committee met five times, including telephonic meetings.

Corporate Governance and Nominating Committee

The principal purposes of the Corporate Governance and Nominating Committee are to:

•	identify individuals that are qualified to serve as trustees;

•
recommend such individuals to the Board of Trustees, either to fill vacancies that occur on the Board of Trustees from time to time or in connection with the selection of trustee nominees for each annual meeting of shareholders;

•	periodically assess the size of the Board of Trustees to ensure it can effectively carry out its obligations;

•	develop, recommend, implement and monitor our corporate governance guidelines and our codes of business conduct and ethics;

•	oversee the evaluation of the Board of Trustees and its committees and management;

•	ensure that we are in compliance with all NYSE corporate governance listing requirements; and

•	review and evaluate potential related party transactions in accordance with policies and procedures adopted by the Company from time to time.

The Board of Trustees has adopted a policy to be used for considering potential trustee candidates to further the Corporate Governance and Nominating Committee’s goal of ensuring that our Board of Trustees consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Trustees. However, at a minimum, candidates for trustee must possess:

(1)	a high degree of integrity;

(2)	an ability to exercise sound judgment;

(3)	an ability to make independent analytical inquiries;

(4)	a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

(5)	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the Corporate Governance and Nominating Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

(1)	whether the person possesses specific expertise in the real estate industry and familiarity with general issues affecting the Company’s business;

(2)	whether the person’s nomination and election would enable the Board of Trustees to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;

(3)	whether the person would qualify as an “independent” trustee under the NYSE’s listing standards and our corporate governance guidelines;

(4)	the importance of continuity of the existing composition of the Board of Trustees; and

(5)	the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board of Trustees and (c) shareholders of the Company. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.

As part of the identification process, the Corporate Governance and Nominating Committee will evaluate the skills, expertise and diversity possessed by the current Board of Trustees, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board of Trustees. The Corporate Governance and Nominating Committee may consult with other members of the Board of Trustees in connection with the identification process. The Corporate Governance and Nominating Committee also will take into account the number of trustees expected to be elected at the next annual meeting, and whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Corporate Governance and Nominating Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Corporate Governance and Nominating Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the procedures set forth in our bylaws have been followed.

After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee will recommend to the Board of Trustees the nomination of a number of candidates equal to the number of trustee vacancies that will exist at the annual meeting of shareholders. The Board of Trustees will then select the Board’s trustee nominees for shareholders to consider and vote upon at the shareholders’ meeting.

For nominations for election to the Board of Trustees by a shareholder, the shareholder must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws. These notice provisions require that the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to our Secretary at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. In the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not less than 90 days nor more than 120 days prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by us. The shareholder’s notice must set forth:

(1)
as to each person that the shareholder proposes to nominate for election or reelection as a trustee (a) the name, age, business address and residence address of such person, (b) the class and number of shares of beneficial interest of Kite Realty Group Trust that are beneficially owned or owned of record by such person and (c) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Regulation 14A (or any successor provision) under the Exchange Act; and

(2)
as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made, (a) the name and address of such shareholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner, and (b) the class and number of shares of each class of beneficial interest of Kite Realty Group Trust which are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner.

During 2012, the Corporate Governance and Nominating Committee met four times, including telephonic meetings.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Trustees has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. After careful consideration of the matter and in recognition of the importance of this matter to our shareholders, the Board of Trustees has determined that it is in the best interests of the Company and our shareholders to seek the ratification by our shareholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of all the votes cast at the annual meeting with respect to the matter is necessary for the approval of proposal two. For purposes of approving proposal two, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, our Board of Trustees and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in our and our shareholders’ best interests. In the event that the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

Relationship with Independent Registered Public Accounting Firm

Fees

Our consolidated financial statements for the year ended December 31, 2012 have been audited by Ernst & Young LLP, which served as our independent registered public accounting firm for that year.

The following summarizes the fees billed by Ernst & Young LLP for services performed for the years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees (1)	$814,000	$593,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$814,000	$593,000

____________________
(1)
Represents fees for the audit of the financial statements and the attestation on the effectiveness of internal control over financial reporting.  Also includes fees totaling $240,000 in 2012 and $88,500 in 2011 associated with our common and preferred share offerings and other registration statements.

All audit services provided by Ernst & Young LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Committee.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent registered public accounting firm to provide any permitted non-audit service to the Company. The Audit Committee has delegated authority to its chairman to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $150,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive relative to the compensation paid to similarly-situated executives at comparable publicly traded REITs.  The program is designed to reward both short- and long-term performance, with the intention of aligning the interests of our senior executives and those of our shareholders.  To that end, we believe that the compensation packages we provide to our named executive officers should include both cash and share-based incentive compensation that rewards performance as measured, in large part, against corporate and individual goals that we believe will enhance shareholder value over the long term.

We believe the overall compensation of our senior executives primarily should reflect their accomplishments as a management team in achieving established key operating objectives.  We also believe that the achievement of these key objectives will ultimately enhance shareholder value as reflected in an increased market price of our shares.  We believe that the compensation of our senior executives should not be based on the short-term performance of our shares, whether favorable or unfavorable.  In this regard, the restricted common shares historically granted to our senior executives vest over a service period ranging from three to five years.  We believe that the long-term price of our shares will reflect our operating performance, which is indicative of the management of our company by our senior executives.  Our senior executives also are subject to the downside risk of a decrease in the value of their compensation in the event that the price of our common shares declines.

The Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) of the Board of Trustees has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy as applied to our “named executive officers”.  For more information related to the processes and procedures of the Committee in determining the compensation for our named executive officers, including the role of any executive officer in this process, see “Information Regarding Corporate Governance and Board and Committee Meetings – Board Committees – Compensation Committee,” above.

Results of 2012 Advisory Vote on Executive Compensation

In establishing and recommending compensation for 2012 performance for our named executive officers, the Committee reviewed the results of the vote on the non-binding resolution to approve the compensation of our named executive officers at the 2012 Annual Meeting of Shareholders. At the 2012 Annual Meeting of Shareholders, over 96% of the shares voted were voted in support of the compensation paid to our named executive officers. Based on the results of the 2012 executive compensation vote, the Committee and the Board of Trustees concluded that the compensation paid to our named executive officers and the Company’s overall compensation philosophy enjoy strong shareholder support and do not require revision to address any shareholder concerns.

Additionally, based on the results of the non-binding shareholder advisory vote on the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting of Shareholders, the Committee and the Board of Trustees determined that shareholder advisory votes on the compensation of named executive officers will take place every year, until and unless our stockholders vote to hold such advisory votes with a different frequency.

Compensation Consultant

In the fall of 2012, the Committee engaged Towers Watson, a nationally recognized compensation consulting firm, to undertake a comprehensive review of the Company’s compensation policies for its executive officers, to advise the Committee and provide recommendations regarding various compensation decisions to be made by the Committee.  The Committee took these recommendations into account in making base salary determinations and incentive compensation awards to its executive officers.

Peer Group and Benchmarking

In making compensation decisions, the Committee considers information gleaned from the National Association of Real Estate Investment Trusts (NAREIT) Compensation Survey, with a particular focus on average compensation paid by REITs with a total capitalization of $1 to $2.5 billion (the “NAREIT Group”).  The Committee may from time to time consider a comparison of our company’s compensation programs and performance to certain peer group companies.  Based on a recommendation from the compensation consultant, the Committee expanded the peer group that it considers to include the following 16 companies:  Acadia Realty Trust; Cedar Realty Trust, Inc.; DDR Corp.; Equity One, Inc.; Excel Trust, Inc.; Federal Realty Investment Trust; Inland Real Estate Corporation; Ramco-Gershenson Properties Trust; Regency Centers Corporation; Retail Opportunity Investments Corp.; Retail Properties of America, Inc.; Saul Centers, Inc.; Urstadt Biddle Properties Inc.; Weingarten Realty Investors; and Whitestone REIT (the “Peer Group”).  In addition, when making equity compensation decisions (including the equity awards discussed below under “Grant of Share-Based Incentive Compensation Awards – Equity Awards”), the Committee often takes into account the total return on investment of our common shares in comparison to that of the return on an investment in the Standard & Poor's 500 Stock Index and the NAREIT All Equity Index .

Components of Executive Compensation

The following describes the components of compensation that form the basis for the Committee’s compensation decisions for 2012 performance, including the reasons we pay each component and the methodology the Committee used to determine the amounts to pay our named executive officers.

Base Salaries

Base salaries are intended to provide our named executive officers with a fixed and certain amount of compensation for services provided.  The Committee determines the base salary level of our named executive officers by evaluating, among other things, the responsibilities of the position held, the experience of the individual and the average base salaries of similarly situated employees in the NAREIT Group and the Peer Group.  Base salaries for named executive officers typically are established in the first quarter of the year.  Salaries for 2013 were made effective as of March 1, 2013.

Each of our named executive officers has an employment agreement with us.  Each employment agreement prohibits the executive’s base salary from being reduced by us during the term of the agreement.  Thus, each named executive officer’s prior year’s salary effectively serves as a minimum requirement for the named executive officer’s salary for the ensuing year.  The Committee has complete discretion to determine whether an increase in a named executive officer’s base salary is merited.

The table below sets forth the 2011, 2012 and 2013 base salaries that were paid, or will be paid, to our named executive officers:

Name	Title	2011 Base Salary	2012 Base Salary	2013 Base Salary
John A. Kite	Chairman of the Board and Chief Executive Officer	$575,000	$605,000	$ 605,000
Thomas K. McGowan	President and Chief Operating Officer	$380,000	$400,000	$ 400,000
Daniel R. Sink	Executive Vice President and Chief Financial Officer	$340,000	$357,000	$ 357,000

In February 2013, the Committee elected to maintain the named executive officers’ salaries that became effective April 1, 2012.  In making this decision the Committee took into account the NAREIT Group, reviewing the average salaries of executives at comparable companies with similar total capitalization, and also took into account the recommendations of its compensation consultant.

Future adjustments, if any, to the named executive officers’ salaries will be in the sole discretion of the Committee.

Discretionary Bonuses

In February 2013, the Committee approved discretionary bonuses for our named executive officers with respect to 2012 performance.  The Committee believes that these bonuses, and the prospects of receiving one, serve to motivate and reward our named executive officers.  The amount of each named executive officer’s bonus was made in the sole discretion of the Committee and the amounts paid were based on a number of objective factors, including the overall performance of our company, particularly as it relates to our Funds From Operations (FFO), our company’s ability to manage its level of debt as compared to earnings before interest, taxes, and depreciation and amortization (“EBITDA”), the leasing percentage of our operating properties, the consummation of certain acquisitions and development starts, as well as subjective factors. As discussed below, the bonuses awarded to the named executive officers related to 2012 performance were paid in the form of a combination of cash and restricted common shares.

2012 Bonus Considerations

The Committee determined that, in considering whether to pay discretionary bonuses for 2012 performance, it would particularly focus on (i) our 2012 FFO per share, a widely-accepted supplemental measure of REIT performance established by NAREIT, (ii) the level at which our operating properties were leased during 2012, (iii) our amount of leverage as compared to our EBITDA, and (iv) the successful consummation of certain qualifying acquisitions and/or development projects.  In considering these factors with respect to our named executive officers, the Committee placed the most significance on our annual FFO results, followed by the leverage and leasing guidelines and accretive acquisitions, with qualifying development projects and accretive acquisitions given the least weight.  The Committee believes that placing more importance on FFO is appropriate because the measure is easily calculated and it is consistent with the Committee’s view that Messrs. Kite, McGowan and Sink are principally accountable for our company’s financial performance as a whole.  Further, the Committee viewed the leverage and leasing guidelines and accretive acquisitions, while not as significant as FFO, to be useful guidelines because they are important indicators of our executive management’s ability to (i) control leverage levels (which is currently a core operating strategy of our company), (ii) maintain and/or increase occupancy rates at our operating properties notwithstanding the difficult economic conditions that were faced by many of our retail tenants, and (iii) grow the Company.

In reviewing Company performance, the Committee compared our 2012 FFO per share (as adjusted for the effects of equity offerings, acquisition costs and certain one-time charges) to a range of $0.42 per weighted average diluted common share to $0.49 per diluted common share and higher. With respect to our leverage as the ratio of debt to EBITDA, the Committee compared our 2012 debt to EBITDA percentage to a range of 7.7x and below to 9.4x.  For our operating property leasing percentage, the Committee compared our 2012 occupancy level to a range of 91.0% to 94.8% and higher.  With respect to acquisitions, the Committee compared our 2012 acquisitions to a range of $10 million to $51 million and higher, and whether they were projected to be accretive to our earnings in the second year after the acquisition.  For development project starts, the Committee compared our 2012 development project starts to a range of $15 million to $95 million and higher.  All of these ranges were initially recommended by our chief executive officer and reviewed by the Committee in February 2012, although no action was taken at that time.  The Committee ultimately applied these ranges as a guideline when making bonus determinations in February 2013 with respect to 2012.

In making its bonus determinations, the Committee considered the Company’s performance in comparison to the ranges as describe above.  For example, if our 2012 FFO per weighted average diluted common share was $0.49 or our 2012 leasing percentage was 94.8%, the Committee might determine to award higher bonuses than if our FFO and/or the leasing percentage was at a lower level (to the extent the Committee determined to award bonuses at all).  For 2012, the FFO per weighted average diluted common share, operating property leasing percentage, development project starts, and operating property acquisitions were all within the ranges described above.  The leverage ratio for 2012 was not within the ranges described above.  The Committee also considered the input of Mr. Kite in making its bonus determinations, principally because it believes that Mr. Kite’s input is valuable given his knowledge of our operations, the day-to-day responsibilities and performance of our named executive officers, the real estate industry generally and the markets in which we operate in particular.  While the Committee considers the guidelines discussed above and Mr. Kite’s input when making bonus determinations, whether, and the extent to which, a named executive officer is awarded a bonus is solely within the discretion of the Committee.

The Committee also considered other factors in making bonus determinations for 2012. In particular, the Committee considered the challenging economic conditions that continued to persist in the United States during 2012, including the challenges faced by many of our retail tenants and other REITs in our peer group. These economic conditions, along with the general complexity of obtaining financing, required the named executive officers to continue to focus heavily on capital activities. The Committee considered that the Company successfully completed a number of financing and capital raising activities during 2012, including (i) obtaining construction loans to finance development projects, (ii) entering into a new seven-year $125 million term loan, (iii) amending the Company’s unsecured revolving credit facility to reduce the interest rate and extend the term, and (iv) effecting public offerings of common and preferred shares that raised approximately $90 million of net proceeds.  The Committee also considered the strong same-store net operating income growth achieved by our portfolio in 2012.  The Committee believes that Messrs. Kite, McGowan and Sink, given their managerial responsibility for our financial condition, were instrumental in effecting these positive results.

2012 Discretionary Bonus Determinations

After reviewing and considering the factors described above, the Committee determined to award bonuses to the named executive officers on an individual-by-individual basis. The bonuses, which were denominated in dollars and paid in cash and restricted common shares as described below, were awarded to the named executive officers as follows:  Mr. Kite - $778,938, representing 129% of his base salary; Mr. McGowan - $348,000, representing 87% of his base salary; and Mr. Sink - $272,213, representing 76% of his base salary.  The Committee believes these bonuses, which are higher than those paid with respect to 2011, are appropriate because of the extent to which Messrs. Kite, McGowan and Sink were instrumental to the Company’s successes as described above.

To further align the interests of the named executive officers with the interests of shareholders and to encourage them to take a long-term view of performance, and consistent with the method in which the Committee has approved bonuses in prior years, the Committee determined that, for 2012 performance, 25% of the bonuses for named executive officers would be paid in restricted common shares which vest ratably over three years.  In making this determination, the Committee desired to emphasize the importance of long-term results and the Committee’s intention that the ultimate value that a named executive officer receives should move hand-in-hand with the value of our common shares (thereby causing the named executive officer to have the same upside potential and downside risk as our shareholders). As a result, for this portion of the bonus, Mr. Kite received 30,812 restricted common shares, Mr. McGowan received 13,765 restricted common shares, and Mr. Sink received 10,767 restricted common shares, all shares vesting ratably over three years.

 For the remaining 75% of the bonuses for named executive officers, each officer had the election to receive the bonus in cash or in restricted common shares which vest ratably over three years.  As an added incentive for the named executive officer to elect to receive restricted common shares, the Committee determined that the Company would match an officer’s election with additional restricted common shares by up to 40%, depending on the extent to which he elected to receive restricted common shares (e.g., up to an additional 40% in restricted common shares could be awarded).  These additional restricted common shares, if any (the “Company match award”), that may be granted to a named executive officer would vest ratably over five years.  Because the Company did not have sufficient shares available for issuance under the 2004 Plan, the Company agreed to issue these shares to the named executive officers upon shareholder approval of the 2013 Plan.  If shareholder approval of the 2013 Plan is not obtained, then each named executive officer will receive cash for the balance of his bonus.

With respect to this portion of the 2012 performance bonus, Messrs. Kite, McGowan, and Sink elected to receive a portion in cash and a portion in restricted common shares.  As a result, Mr. Kite received a $350,000 cash bonus and will receive 37,057 restricted common shares upon shareholder approval of the 2013 Plan, Mr. McGowan received a $160,000 cash bonus and will receive 15,981 restricted common shares, and Mr. Sink received a $75,000 cash bonus and will receive 20,436 restricted common shares.  The restricted common shares will vest ratably over three years from the date of award determination, which was February 13, 2013.  All of the bonus equity awards made to the named executive officers will be in addition to the grants of restricted common shares described above.  In addition, through the Company match award incentive, Mr. Kite will receive an additional 14,822 restricted common shares upon shareholder approval of the 2013 Plan, Mr. McGowan will receive an 6,392 restricted common shares, and Mr. Sink will receive an additional 8,174 restricted common shares.  These restricted common shares will vest ratably over five years.

The number of restricted common shares granted as described above was based on the closing price of our common shares on February 13, 2013 of $6.32.

Grant of Share-Based Incentive Compensation Awards

All share-based compensation awards are granted by the Committee.   The grant date of such awards is established when the Committee approves the grant and all key terms have been determined.  In some cases, the Committee may select a future date as the grant date, so that the effective date of the grant is after the release of an earnings announcement or other material news.

2012 Restricted Common Share Awards

As previously disclosed in the Company’s proxy statement relating to our 2012 annual meeting, the Committee has historically considered making grants of share-based incentive compensation awards to our named executive officers in connection with a review of their performance and the Company’s performance against its peers.  The Committee considered the Company’s FFO per share growth compared to the Peer Group, as well as the total return achieved on Company common shares in 2011 compared to the S&P 500 Index and the NAREIT All Equity Index. Because the Company did not exceed any of these performance metrics in 2011, the Committee did not approve any grants of share-based incentive compensation awards in 2012.

2013 Restricted Common Share Awards

In reviewing performance of the named executive officers, the Company also considered the performance of each named executive officer and the Company’s performance against its peers in 2012 in determining whether to grant additional long-term incentive awards to the named executive officers. The Committee considered the Company’s FFO per share growth compared to its peer group, as well as the total return achieved on Company common shares in 2012 compared to S&P 500 Index and the NAREIT All Equity Index. In particular, the Committee focused on the fact that the total return on the Company’s common shares exceeded both the S&P 500 Index and the NAREIT All Equity Index in 2012. As a result, the Committee approved a long-term incentive award to each named executive officer with a value equal to 66% of each officer’s 2012 discretionary bonus, as follows: Mr. Kite - $514,099; Mr. McGowan - $229,680; and Mr. Sink - $179,660. While the Committee determined to make these equity grants to the named executive officers in respect of 2012 performance, such awards were not made until February 2013, and therefore the value of such awards does not appear in the Summary Compensation Table included in this proxy statement.

The Committee elected to make this award in restricted common shares that vest ratably over a five-year period, contingent on continued service by the officer through the applicable vesting period.  Because the Company did not have sufficient shares available for issuance under the 2004 Plan, the Company agreed to issue these shares to the named executive officers upon shareholder approval of the 2013 Plan, with vesting starting from the date of award determination, which was February 13, 2013. As a result, upon shareholder approval of the 2013 Plan, Mr. Kite will receive 81,344 restricted common shares, Mr. McGowan will receive 36,341 restricted common shares, and Mr. Sink will receive 28,427 restricted common shares.

Future Incentive Awards

The Committee expects to consider making additional equity incentive awards to executive officers in the future, typically in the first quarter following the end of each calendar year. In particular, in July 2010 the Committee reviewed a recommendation from the Company’s chief executive officer regarding a potential grant of awards in 2013 that would be based on Company performance over a three-year period ending June 30, 2013. The Committee did not approve any plan or awards in connection with this review, but intended to review Company performance after such three-year period has ended. The Committee determined in February 2013, taking into account a recommendation of its compensation consultant, that it would extend the review period to December 31, 2013 so that it may consider awards under this concept at the same time that it considers other incentive awards following a review of 2013 performance. Any such awards will be in the sole discretion of the Committee.

In addition, the Committee, based on a recommendation from its compensation consultant, expects to consider in February 2014 additional equity based incentives for its named executive officers, including a new three-year performance share plan, although no decisions regarding these potential awards has been made at this time.

Change of Control Benefits

Change of control provisions in our named executive officers’ employment agreements allow an executive to terminate his employment agreement with us upon a change in control, triggering a payment and an acceleration of certain rights. For a description of the material terms and conditions of these agreements, see “Potential Payments Upon Termination or Change-in-Control” below. The use of this mechanism reflects our desire that the named executive officers have the opportunity to fully recognize the value of their equity awards at the time of a change in control to the same extent as our shareholders.  We also believe it can be an important retention incentive during what can often be an uncertain time for executives and provide such executives with additional monetary motivation to complete a transaction that our Board believes is in the best interests of our shareholders.

Other Compensation Plans and Personal Benefits

We maintain a defined contribution plan (the “401(k) Plan”).  All of our full-time employees are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable without exceeding the limits of Internal Revenue Code.  All amounts deferred by a participant, as well as the contributions we make under the 401(k) Plan, vest immediately in the participant’s account.  We may make “matching contributions” equal to 100% of the participant’s contribution up to 3% of the employee’s salary and 50% of the participant’s contribution over 3% and up to 5% of the participant’s salary, not to exceed an annual maximum of $17,000.  During 2012, we made matching contributions totaling $17,700 to the named executive officers.

We periodically provide certain benefits to our executive officers that we believe are important to attract and retain talented executives.  These benefits in 2012 included payments related to health care and life insurance and 401 (k) matching contributions. These benefits provided to our named executive officers in 2012 are described in the Summary Compensation Table, below.  We do not offer defined benefit pension or supplemental executive retirement plans to any of our employees.

Tax Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million, paid to the chief executive officer or any of its three other most highly compensated executive officers (excluding the chief financial officer) for any fiscal year, who are referred to as “covered employees” under Section 162(m). Certain “performance-based compensation” is excluded from this $1 million cap. We believe, however, that because of our structure, we do not have “covered employees” whose compensation is subject to the $1 million deduction limit under Section 162(m). Since we qualify as a REIT under the Internal Revenue Code and are generally not subject to Federal income taxes, if compensation were required to (but did not) qualify for deduction under Section 162(m), the payment of compensation that fails to satisfy the requirements of Section 162(m) would not have a material adverse consequence to us, provided we continue to distribute 100% of our taxable income. A larger portion of shareholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although we will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserve the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Trustees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted,

The Compensation Committee of the Board of Trustees

WILLIAM E. BINDLEY (Chairman)
VICTOR J. COLEMAN
EUGENE GOLUB
MICHAEL L. SMITH

The Compensation Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Trustees are William E. Bindley, Victor J. Coleman, Eugene Golub and Michael L. Smith, each of whom is an independent trustee. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Trustees or the Compensation Committee.  Accordingly, during 2012 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES

The following tables contain certain compensation information for our named executive officers. Our named executive officers for 2012 consist of our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

Summary Compensation Table

The following table sets forth a summary of all compensation earned, awarded or paid in the fiscal year ended December 31, 2012, 2011 and 2010 to the named executive officers.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total

John A. Kite, Chairman and Chief Executive Officer	2012	$597,500	$350,000	$522,618	$—	$12,640	$1,482,758
	2011	$546,000	$250,000	$472,250	$—	$11,470	$1,279,720
	2010	$459,000	$258,187	$381,643	$122,500	$11,317	$1,232,647

Thomas K. McGowan, President and Chief Operating Officer	2012	$395,000	$160,000	$228,400	$—	$18,709	$802,109
	2011	$374,750	$160,000	$144,030	$—	$17,940	$696,720
	2010	$359,000	$161,550	$295,098	$11,375	$21,117	$848,140

Daniel R. Sink, Executive Vice President and Chief Financial Officer	2012	$352,750	$75,000	$248,876	$—	$19,849	$696,475
	2011	$332,250	$50,000	$227,246	$—	$20,747	$630,243
	2010	$309,000	$75,000	$239,253	$8,125	$21,117	$652,495

____________________
(1)	“Salary” column represents total salary earned in fiscal years ended December 31, 2012, 2011 and 2010.

(2)	Represents discretionary cash bonuses related to 2012, 2011 and 2010 performance which were determined by the Committee after taking into consideration the Company’s performance.

(3)
The amounts disclosed in the “Stock Awards” column for 2012 reflect the aggregate grant date fair value of the restricted common shares that were granted to our named executive officers in February 2013 as part of their bonus compensation relating to 2012 performance.  Because there were insufficient shares available pursuant to our 2013 Plan to cover the grants of all of these restricted shares, a portion of the restricted share bonus award payable to each named executive officer will not be issued until shareholder approval of the 2013 Plan.  If shareholder approval of the 2013 Plan is not obtained, then each named executive officer will instead receive cash for this portion of his bonus ($234,203 for Mr. Kite, $101,000 for Mr. McGowan and $129,159 for Mr. Sink).
The amounts disclosed in the “Stock Awards” column for 2011 reflect the aggregate grant date fair value of the restricted common shares that related to 2011 performance that were issued to our named executive officers in February 2012 as part of their bonus compensation.
The amounts disclosed in the “Stock Awards” column for 2010 reflect the aggregate grant date fair value of restricted common shares that relate to 2010 performance that were issued to our named executive officers in February 2011 as part of their bonus compensation and certain additional restricted common shares that were granted to our named executive officers in February 2010 that were not performance related. Included in 2010 Stock Awards are 48,337 restricted shares, 40,951 restricted shares and 28,198 restricted shares for Messrs. Kite, McGowan and Sink, respectively, granted as long-term incentive awards.

(4)
The amounts disclosed in the “Option Awards” column for 2010 reflect the aggregate grant date fair value of the common share options that were granted to our named executive officers in February 2011 and February 2010.  The awards granted in February 2011 were granted to the named executive officers in connection with their 2010 .  Included in 2010 Option Awards for Mr. Kite are 76,271 shares options granted as a long-term incentive award.

(5)	The amount shown in “All Other Compensation” column reflects for each named executive officer:

	•	the value of premiums paid pursuant to health insurance benefits provided by the Company;
	•	the value of premiums paid pursuant to life insurance benefits provided by the Company; and
	•	matching contributions allocated by the Company pursuant to the 401(k) Plan.

The amount attributable to each such perquisite or personal benefit (as defined by SEC rules) for each named executive officer set forth above does not exceed the greater of $25,000 or 10% of the total amount of perquisites or benefits received by such named executive officer.   The amount attributable to each item that is not a perquisite or personal benefit (as defined by SEC rules) does not exceed $10,000.

Grant of Plan-Based Awards in 2012

The following table sets forth information concerning the grants of plan-based awards made to each named executive officer in the fiscal year ended December 31, 2012.

		All Other Stock Awards: Amount of Shares of Stock or Stock Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value of Stock and Option Awards ($)
Name and Principal Position	Grant Date
John A. Kite, Chairman and Chief Executive Officer	2/16/2012	70,833	—	—	$382,498
	2/16/2012	16,620	—	—	$89,748
			—	—
Thomas K. McGowan, President and Chief Operating Officer	2/16/2012	22,795	—	—	$123,093
	2/16/2012	3,875	—	—	$20,925
			—	—
Daniel R. Sink, Executive Vice President and Chief Financial Officer	2/16/2012	33,082	—	—	$178,643
	2/16/2012	8,999	—	—	$48,595

____________________
(1)
In February 2012, the Committee awarded restricted common shares to Messrs. Kite, McGowan and Sink in the following amounts: Mr. Kite, 70,833 restricted common shares; Mr. McGowan, 22,795 restricted common shares; and Mr. Sink, 33,082 restricted common shares.  These restricted common shares will vest ratably over a period of three years contingent on continued service by the officer through the applicable vesting date.  The Committee also awarded restricted common shares to Messrs. Kite, McGowan and Sink in the following amounts: Mr. Kite, 16,620 restricted common shares; Mr. McGowan, 3,875 restricted common shares; and Mr. Sink, 8,999 restricted common shares.  These restricted common shares will vest ratably over a period of five years contingent on continued service by the officer through the applicable vesting date.  The total number of shares awarded was equal to the amount earned by the executive officer divided by the closing price of our common stock on February 16, 2012.  None of the shares awarded are subject to any future performance criteria.

Additional Information Related to Summary Compensation Table and Grant of Plan Based-Awards Table

Employment Agreements

As described below under “Potential Payments Upon Termination or Change-in-Control”, we have entered into employment agreements with each of our named executive officers. The terms of each of these agreements, which were due to end December 31, 2012, include automatic one-year renewals unless either we or the officer elected not to renew the agreement. Each of these agreements was automatically renewed through December 31, 2013.

Under the agreements, the named executive officers are entitled to receive a minimum base salary, subject in each case to annual increases in the sole discretion of our Board of Trustees or a committee thereof.  The provisions of the employment agreement do not permit the executive’s base salary to be reduced by us during the term of the agreement.  Thus, each named executive officer’s prior year’s salary effectively serves as a minimum requirement for the named executive officer’s salary for the ensuing year.  For a discussion of the named executive officers’ 2012 base salaries, please see “Compensation Discussion and Analysis – Components of Executive Compensation – Base Salaries.”

In addition, in accordance with their respective employment agreement, each named executive officer participates in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans we have adopted or adopt in the future.  For information related to the additional benefits provided to the named executive officers, please see the “All Other Compensation” column of the “Summary Compensation Table” above.

Discretionary Bonuses and Equity Awards

Each of the named executive officers received discretionary bonuses that were paid in the form of cash and common share-based awards for 2012.  For a discussion of these awards, including their material terms and features, please see “Compensation Discussion and Analysis – Components of Executive Compensation – Grants of Share-Based Incentive Compensation Awards” and the “Summary Compensation Table”, including the footnotes to such tables.  In 2011 and 2010, the named executive officers received discretionary bonuses paid in the form of cash and common share-based awards.  See footnotes 2, 3 and 4 to the “Summary Compensation Table” above.  In recent years, we have also made additional grants of restricted common shares and common share options to our named executive officers.   See “Compensation Discussion and Analysis – Components of Executive Compensation – Grants of Share-Based Incentive Compensation Awards,” the “Summary Compensation Table” and the “Grants of Plan Based Awards in 2012 Table,” including the footnotes to such tables.

Outstanding Equity Awards at Fiscal Year-End December 31, 2012

The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2012.

	Option Awards (1)				Stock Awards (2)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
John A. Kite, Chairman and Chief Executive Officer	200,000	—	$13.00	8/16/2014
	192,524	10,133	$12.29	3/7/2018
	92,000	28,000	$3.56	2/23/2019
	28,333	21,667	$4.15	2/22/2020
	27,966	48,305	$5.26	2/18/2021
					160,126	$895,104

Thomas K. McGowan, President and Chief Operating Officer	150,000	—	$13.00	8/16/2014
	129,466	6,814	$12.29	3/7/2018
	61,333	18,667	$3.56	2/23/2019
	9,917	7,583	$4.15	2/22/2020
					79,303	$443,304

Daniel R. Sink, Executive Vice President and Chief Financial Officer	100,000	—	$13.00	8/16/2014
	86,217	4,538	$12.29	3/7/2018
	41,400	12,600	$3.56	2/23/2019
	7,083	5,417	$4.15	2/22/2020
					85,289	$476,766

____________________
(1)
Common share option awards vest over five years and expire ten years from the grant date.  20% of the common share options vest on the one-year anniversary of the grant date and the remaining common share options vest monthly over the subsequent 48 months.

(2)
Represents restricted common share awards granted priot to January 1, 2013, all of which vest ratably over three to five years beginning on the first anniversary date of the grant and are not subject to any performance criteria. Following is a table that reflects restricted common share grants that are not fully vested as of December 31, 2012:

	Name	Grant Date	# of Shares Granted	Vesting Period (Years)
	John A. Kite	2/12/08	6,819	5
		2/22/10	33,181	3
		2/22/10	17,785	5
		2/18/11	16,362	3
		2/18/11	48,337	5
		2/16/12	70,833	3
		2/16/12	16,620	5
	Thomas K. McGowan	2/12/08	4,585	5
		2/22/10	20,241	3
		2/22/10	8,969	5
		2/18/11	10,238	3
		2/18/11	40,951	5
		2/16/12	22,796	3
		2/16/12	3,876	5
	Daniel R. Sink	2/12/08	3,054	5
		2/22/10	14,458	3
		2/22/10	6,202	5
		2/18/11	13,939	3
		2/18/11	30,954	5
		2/16/12	33,084	3
		2/16/12	8,999	5

(3)	Based on the closing share price on December 31, 2012 of $5.59

Stock Vested in 2012

The following table sets forth the amounts and value of restricted common shares that vested during 2012 for each named executive officer.  None of our named executive officers exercised common share options during 2012.

	Common Share Awards
Name and Principal Position	Number of Common Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
John A. Kite, Chairman and Chief Executive Officer	31,102	$159,271

Thomas K. McGowan, President and Chief Operating Officer	21,061	$108,001

Daniel R. Sink, Executive Vice President and Chief Financial Officer	17,509	$89,891

____________________
(1)	Value realized on vesting was determined using the closing price of the Company’s common shares on the respective date that the restricted common shares vested.

Potential Payments Upon Termination or Change-in-Control

We have established certain parameters regarding payments we may be required to make to our named executive officers in the event of their termination or a change in control of the company.  These parameters have been in place since our initial public offering in 2004.

Various Termination Events

The following discussion summarizes the amounts that we may be required to pay our named executive officers in connection with the following termination events: (i) death or disability of the named executive officer; (ii) termination by us without “cause” or by the executive for “good reason” (which such definitions include a “change in control” of the Company); and (iii) the non-renewal of a named executive officer’s employment agreement.  The potential payments to our named executive officers will vary depending on which one of these termination events occurs.

Death or Disability

In the event any named executive officer’s employment agreement is terminated for disability or death, he or the beneficiaries of his estate (as applicable) will receive (i) any accrued and unpaid salary; (ii) any earned but unpaid bonus for the prior year; (iii) a prorated bonus for the year of termination (equal to the target bonus for that year); and (iv) all unvested equity awards shall immediately vest and become fully exercisable.

Termination by us for "Cause" or by the named executive officer without “Good Reason"

If we terminate any named executive officer’s employment agreement for “cause” or an executive terminates his employment agreement without “good reason,” the executive will only receive (i) any accrued and unpaid salary; (ii) any earned but unpaid bonus for the prior year; and (iii) any unpaid bonus earned as of the date of termination for the year of termination.

Termination by us without "Cause" or by the named executive officer for "Good Reason”

If we terminate any named executive officer without “cause” or an executive terminates his employment for “good reason,” the executive will have the right to receive (i) any accrued and unpaid salary; (ii) any earned but unpaid bonus for the prior year; (iii) a pro rated bonus for the year of termination (equal to the target bonus for that year); (iv) continued medical benefits for one year; (v) a cash payment equal to three times (two times with respect to Mr. Sink) the sum of his annual salary as of the date of the termination event and the average bonus earned for the prior three calendar years (prior two calendar years with respect to Mr. Sink); (vi) all unvested equity awards shall immediately vest and become fully exercisable; and (vii) in the case of a change in control only, a payment in an amount sufficient to make him whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code.

Definitions of “Cause”, “Good Reason” and “Change in Control”

Each of the employment agreements generally defines “cause” as an executive’s (i) conviction for a felony; (ii) commission of an act of fraud, theft or dishonesty related to his duties; (iii) willful and continuing failure or habitual neglect to perform his duties; (iv) material violation of confidentiality covenants or non-competition agreement; or (v) willful and continuing breach of the employment agreement.

Each of the employment agreements generally defines “good reason” as (i) a change in control of our Company; (ii) a material reduction in the executive’s authority, duties and responsibilities or the assignment to him of duties inconsistent with his position; (iii) a reduction in the executive’s annual salary that is not in connection with a reduction of compensation applicable to senior management employees; (iv) our failure to obtain a reasonably satisfactory agreement from any successor to our business to assume and perform the employment agreement; (v) our material and willful breach of the employment agreement; or (vi) our requirement that the executive’s work location be moved more than 50 miles from our principal place of business in Indianapolis, Indiana.

Each of the employment agreements defines “change in control” generally as (i) the dissolution or liquidation of our Company; (ii) the merger, consolidation, or reorganization of our Company in which we are not the surviving entity or immediately following which the persons or entities who were owners of voting securities of us immediately prior to the transaction do not own more than 50% of the voting securities of the surviving entity immediately thereafter; (iii) a sale of all or substantially all of our assets; (iv) any transaction that results in any person or entity or “group” (other than persons who are our shareholders or affiliates immediately prior to the transaction) owning 30% or more of the combined voting power of our stock; or (v) individuals who, as of the date of the employment agreement, constitute our incumbent board of trustees cease to constitute at least a majority of our board.

Non-renewal of Employment Agreement

If we elect not to renew any named executive officer’s employment agreement, the executive will receive from us (i) a cash payment equal to one times the sum of his annual salary as of the date of expiration of the employment agreement and (ii) the average bonus earned for the prior three calendar years (prior two calendar years with respect to Mr. Sink).

Quantification of Benefits under the Termination Events

The tables below set forth the amount that we would be required to pay each of the named executive officers under the termination events described above.

John A. Kite:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination (Including Change-in-Control) on 12/31/2012		For Cause or Without Good Reason Termination on 12/31/2012		Death or Disability on 12/31/2012		Non-Renewal of Employment Agreement
Bonus earned in 2012 but not yet paid	$778,938	(1)	$778,938	(1)	$778,938	(1)	$—
Accelerated Vesting of Non-Vested Equity Awards	999,085	(2)	—		999,085	(2)	—
Medical Benefits	12,640		—		—		—
Cash Severance	4,654,123	(3)	—		—		1,472,862
Total	$6,444,785		$778,938		$1,778,022		$1,472,862

(1)	Upon termination for the indicated reasons, the named executive officer would receive earned but unpaid salary and bonus.

(2)
Amount calculated as (i) the number of shares of stock that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2012 Table) multiplied by the closing price of our common shares of $5.59 on December 31, 2012 and (ii) the number of common share options that are unexercisable (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2012 Table) multiplied by the difference between the closing price of our common shares of $5.59 on December 31, 2012 and the common share options’ exercise price .   Certain shares underlying unvested and unexercised common share options that are unexercisable were excluded from the calculation as their exercise price was greater than our closing common share price on December 31, 2012.

(3)
Amount includes $841,983 of restricted share awards that are subject to shareholder approval of the 2013 Equity Inventive Plan.  Amount also includes any excise tax amount that we would be required to pay the individual upon a change-in-control under Section 4999 of the Internal Revenue Code.  This amount, equal to approximately $1,828,000, would only be payable to the named executive officer upon a change-in-control and not for other “Without Cause” or “For Good Reason” termination events.

Thomas K. McGowan:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination (Including Change-in-Control) on 12/31/2012		For Cause or Without Good Reason Termination on 12/31/2012		Death or Disability on 12/31/2012		Non-Renewal of Employment Agreement
Bonus earned in 2012 but not yet paid	$348,000	(1)	$348,000	(1)	$348,000	(1)	$—
Accelerated Vesting of Non-Vested Equity Awards	492,117	(2)	—		492,117	(2)	—
Medical Benefits	8,962		—		—		—
Cash Severance	2,876,705	(3)	—		—		968,960
Total	$3,725,785		$348,000		$840,117		$968,960

____________________
(1)	The named executive officer would receive earned but unpaid salary and bonus.

(2)
Amount calculated as (i) the number of shares of stock that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2012 Table) multiplied by the closing stock price of our common shares of $5.59 on December 31, 2012 and (ii) the number of common share options that are unexercisable (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2012 Table) multiplied by the difference between the closing price of our common shares of $5.59 on December 31, 2012 and the common share options’ exercise price.   Certain shares underlying unvested and unexercised common share options that are unexercisable were excluded from the calculation as their exercise price was greater than our closing common share price on December 31, 2012.

(3)
Amount includes $371,080 of restricted share awards that are subject to shareholder approval of the 2013 Equity Inventive Plan.  Amount also includes any excise tax amount that we would be required to pay the individual upon a change-in-control under Section 4999 of the Internal Revenue Code.  This amount, equal to approximately $1,045,000, would only be payable to the named executive officer upon a change-in-control and not for other “Without Cause” or “For Good Reason” termination events.

Daniel R. Sink:

Executive Benefits and Payments Upon Separation	Without Cause or For Good Reason Termination (Including Change-in-Control) on 12/31/2012		For Cause or Without Good Reason Termination on 12/31/2012		Death or Disability on 12/31/2012		Non-Renewal of Employment Agreement
Bonus earned in 2012 but not yet paid	$272,213	(1)	$272,213	(1)	$272,213	(1)	$—
Accelerated Vesting of Non-Vested Equity Awards	510,144	(2)	—		510,144	(2)	—
Medical Benefits	12,852		—		—		—
Cash Severance	1,949,623	(3)	—		—		782,374
Total	$2,454,883		$272,213		$782,356		$782,374

____________________
(1)	The named executive officer would receive earned but unpaid salary and bonus.

(2)
Amount calculated as (i) the number of shares of stock that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2012 Table) multiplied by the closing stock price of our common shares of $5.59 on December 31, 2012 and (ii) the number of common share options that are unexercisable (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2012 Table) multiplied by the difference between the closing price of our common shares of $5.59 on December 31, 2012 and the common share options’ exercise price.   Certain shares underlying unvested and unexercised common share options that are unexercisable were excluded from the calculation as their exercise price was greater than our closing common share price on December 31, 2012.

(3)
Amount includes $383,819 of restricted share awards that are subject to shareholder approval of the 2013 Equity Inventive Plan.  Amount also includes any excise tax amount that we would be required to pay the individual upon a change-in-control under Section 4999 of the Internal Revenue Code.  This amount, equal to approximately $712,000, would only be payable to the named executive officer upon a change-in-control and not for other “Without Cause” or “For Good Reason” termination events.

Non-Competition Agreements

In addition to the employment agreements, each of the named executive officers has entered into non-competition agreements with us.  With respect to Messrs. Kite, McGowan and Sink, the non-competition agreements contain covenants not to compete during the executive’s employment plus an additional one-year period.  The non-competition agreements also contain a non-solicitation covenant that applies to employees and independent contractors. With respect to Messrs. Kite, McGowan and Sink, the non-solicitation covenant lasts during the executive’s employment plus an additional two-year period.

Trustee Compensation

The members of our Board of Trustees who are also our employees do not receive any additional compensation for their services on the Board. Our non-employee trustees receive $1,000 per board or committee meeting and we reimburse them for their reasonable business expenses incurred in connection with their attendance at board meetings. Non-employee trustees receive a $25,000 annual retainer (paid 50% in cash and 50% in unrestricted common shares) and non-employee trustee committee chairs are paid an additional annual retainer ranging from $5,000 to $10,000.  Our lead independent trustee also receives a $10,000 annual retainer. In addition, each of these trustees received, upon initial election to our board, 3,000 restricted common shares that vested one year from the date of grant, and receive annually each year after their initial election, restricted common shares with a value of $25,000 that vest one year from the date.

In 2006, the Board of Trustees adopted the Trustee Deferred Compensation Plan (the “Trustee Plan”), which provides a deferred compensation arrangement for non-employee trustees of the Company.  Under the Trustee Plan, each non-employee trustee may elect to defer eligible fee and retainer compensation until such time as the trustee’s service on the Board of Trustees is completed.  Compensation which is deferred vests immediately and is credited as a number of deferred share units (“share units”) to an individual account for each trustee.  A share unit represents an unfunded right to receive one of the Company’s common shares at a future date.   Share units are credited with dividend equivalents to the extent dividends are paid on the Company’s common shares.

Mr. Golub, Mr. Smith, and Mr. Darell E. Zink, Jr., a former trustee, elected to receive share units and, accordingly, we credited their accounts during 2012 with 14,747; 9,362; and 15,806 share units, respectively. Upon his retirement in January 2013, Mr. Zink converted 69,403 share units into common shares of the Company.

In order to ensure that all non-management trustees hold meaningful equity ownership positions in the Company, our Board of Trustees has established guidelines for non-management trustees regarding ownership of our common shares. According to these guidelines, each non-management trustee should own common shares in an amount equal to the lesser of 15,000 shares or a value of approximately four times the annual retainer paid to trustees and should achieve this share ownership level within five years after being appointed to the Board.

The following table provides information on the compensation of our trustees for the fiscal year ended December 31, 2012.  Mr. Kite received no separate compensation for his service as a trustee of the Company.  For information related to his compensation, please refer to “Summary Compensation Table.”

Name	Fees Paid in Cash	Common Share Awards (1)	Total
William E. Bindley	$42,019	$37,481	$79,500

Victor J. Coleman	$—	$16,380	$16,380

Dr. Richard A. Cosier	$26,519	$37,481	$64,000

Eugene Golub (2)	$5	$57,995	$58,000

Gerald L. Moss	$31,519	$37,481	$69,000

Michael L. Smith	$36,519	$37,481	$74,000

Darell E. Zink, Jr. (3)	$5	$63,995	$64,000

____________________
(1)
The amounts disclosed in the “Common Share Awards” column  reflect the aggregate grant date fair value of equity awards granted pursuant to the Equity Incentive Plan.  As described above, Messrs. Golub, Smith, and Zink, Jr. elected to receive share units in lieu of all or portions of their 2012 cash fees pursuant to the Trustee Plan.

(2)	Mr. Golub elected not to stand for re-election when his term expires at the 2013 Annual Meeting of Shareholders.

(3)	Mr. Zink resigned from our Board of Trustees effective January 10, 2013.

Outstanding Trustee Equity Awards at Fiscal Year-End December 31, 2012

The following table provides information on the aggregate number of stock awards outstanding as of the fiscal year ended December 31, 2012 for each of the trustees included in the Trustee Compensation Table set forth above.

Name	Restricted Common Share Awards Vested during 2012 (#)	Unvested Restricted Common Share Awards Outstanding as of December 31, 2012 (#)	Total
William E. Bindley	6,775	5,122	11,897

Victor J. Coleman	—	3,000	3,000

Dr. Richard A. Cosier	6,775	5,122	11,897

Eugene Golub (1)	—	—	—

Gerald L. Moss	6,775	5,122	11,897

Michael L. Smith (1)	—	—	—

Darell E. Zink, Jr. (1)	—	—	—

____________________
(1)
As discussed above under “Trustee Compensation,” each trustee receives an annual restricted share grant with a value of $25,000.  Messrs. Golub, Smith and Zink elected to receive their annual grant in share units.  As described above, deferred share units are not subject to vesting and therefore are not included in the table above.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common shares that may be issued under all of our existing equity compensation plans as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity compensation plans approved by shareholders	1,711,953	$ 9.38	142,653
Equity compensation plans not approved by shareholders	—	N/A	—
Total	1,711,953	$ 9.38	142,653

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

           We are presenting this proposal, commonly known as a “say-on-pay” proposal, to provide shareholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement.

           We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying compensation to the achievement of key operating objectives that we believe enhance shareholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to shareholder value.
           For these reasons, we are asking our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders hereby approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement.”

           While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Board of Trustees intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the compensation of our named executive officers.

Vote Required and Recommendation

           The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company’s named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION DESCRIBED ABOVE.

PROPOSAL 4: APPROVAL OF THE KITE REALTY GROUP TRUST 2013 EQUITY INCENTIVE PLAN

We are asking shareholders to consider and vote upon a proposal to approve the Kite Realty Group Trust 2013 Equity Incentive Plan, which we refer to as the “2013 Plan.”

The Board approved the 2013 Plan, subject to the receipt of shareholder approval of the 2013 Plan at the annual meeting. If approved by the Company’s shareholders, the 2013 Plan, among other things:

•	constitutes an amendment and restatement of the Kite Realty Group Trust 2004 Equity Incentive Plan, as amended (the “2004 Plan”);

•	establishes May 8, 2023 as the termination date of the 2013 Plan; and

•	increases the number of shares of the Company’s common shares of beneficial interest, par value $0.01 per share (the “common shares”) issuable under the 2013 Plan by 6,000,000 common shares.

The Board believes that approval of the 2013 Plan is in the best interests of the Company and its shareholders.

In February 2013, the Compensation Committee approved the grant awards of restricted shares to the Company’s named executive officers under the 2013 Plan to be effective after this year’s annual meeting, following adoption of the 2013 Plan by the Board and subject to shareholder approval of the 2013 Plan at this year’s annual meeting. See “—New Plan Benefits Table” below.

If shareholders do not approve the 2013 Plan, compensatory equity-based grants to employees, officers and trustees of the Company and its subsidiaries will continue to be made under the 2004 Plan to the extent of the common shares available for issuance under that plan, which for future grants totaled an estimated 50,321 shares as of March 27, 2013 (without giving effect to additional shares that may become available upon the future expiration, forfeiture or cancellation of outstanding awards).

The following is a summary of the principal features of the 2013 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2013 Plan and is qualified in its entirety by the detailed provisions of the 2013 Plan, a copy of which is attached as Appendix A to this proxy statement. Shareholders should refer to Appendix A for a more complete description of the 2013 Plan.

Key Features of the 2013 Plan

As described below, the 2013 Plan generally provides for:

•	the granting of options or share appreciation rights only at an exercise price at least equal to fair market value on the grant date;

•	a ten-year maximum term for options and share appreciation rights;

•	no vesting in dividends or dividend equivalent rights paid on performance-based awards unless the underlying awards vest;

•	no repricing of options or share appreciation rights without prior shareholder approval; and

•	no reload or “evergreen” share replenishment features.

Summary of Material Terms of the 2013 Plan

The following summary of the material terms of the 2013 Plan is qualified in its entirety by reference to the complete text of the 2013 Plan, which is attached as Appendix A to this Proxy Statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2013 Plan in their entirety.

Unless the context requires otherwise, references to the “Company” in the following summary refer solely to the Company and not to subsidiaries of the Company.

Purpose. The 2013 Plan is intended to (i) provide participants in the 2013 Plan with an incentive to contribute to the Company’s success and to manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, and (ii) provide a means of obtaining, rewarding and retaining key personnel.

Eligible Participants. Awards may be granted under the 2013 Plan to employees, officers, directors, or trustees of the Company or its affiliates, or consultants or advisers (who are natural persons) currently providing direct services to the Company or its affiliates. As of March 27, 2013, approximately 85 employees of the Company or any of its subsidiaries or other affiliates, including three executive officers, and six non-employee trustees of the Company are eligible to participate in the 2013 Plan.

Effective Date. The 2004 Plan was originally effective as of July 23, 2004. The Board approved the 2013 Plan, as amended and restated, on April 1, 2013.  The 2013 Plan, as amended and restated, will become effective as of the date of the annual meeting (the “Amendment Date”), subject to shareholder approval of the 2013 Plan.

Term. The 2013 Plan will terminate automatically ten years after the Amendment Date, unless it is earlier terminated by the Board of Trustees.

Administration. The 2013 Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more trustees of the Company. Each such trustee will be required to qualify as an “independent director” under the New York Stock Exchange listing rules, a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related regulations. The Committee initially will be the Compensation Committee and may be a subcommittee of the Compensation Committee that satisfies the foregoing requirements.

The Board of Trustees also will be authorized to appoint one or more committees of the Board of Trustees consisting of one or more trustees of the Company who need not be non-employee trustees. Any such committees would be authorized to administer the 2013 Plan with respect to participants in the plan who are not Company “officers” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Company trustees and, in this capacity, would be authorized to grant awards under the 2013 Plan to such participants and to determine all terms of such awards.

The Board of Trustees will retain the authority under the 2013 Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2013 Plan.

Except where the authority to act on such matters is specifically reserved to the Board of Trustees under the 2013 Plan or applicable law, the Compensation Committee and each other committee acting in accordance with the foregoing plan provisions (which will be the “Committee” as defined in the 2013 Plan) will have full power and authority to interpret and construe all terms of the 2013 Plan, any award or any award agreement, and to make all related determinations, including the power and authority to:

•	designate grantees of awards;

•	determine the type or types of awards to be made to a grantee;

•	determine the number of common shares or amount of cash subject to an award;

•	establish the terms and conditions of each award;

•	prescribe the form of each award agreement; and

•
subject to limitations in the 2013 Plan (including the prohibition on repricing of options and share appreciation rights without shareholder approval), amend, modify or supplement the terms of any outstanding award.

Amendment and Termination. The Board of Trustees will be authorized to amend, suspend or terminate the 2013 Plan as to any common shares as to which awards have not been made. Any amendment to the 2013 Plan, however, will be subject to receipt of the approval of the Company’s shareholders if shareholder approval of the amendment is required by any law or regulation or the listing rules of the New York Stock Exchange (or any other stock exchange on which the common shares are listed in the future), or to the extent determined by the Board of Trustees. Shareholder approval will be required for any proposed amendment to the 2013 Plan provisions, described below, that prohibit the repricing of outstanding share options or share appreciation rights or that generally require the exercise price of any such award to be at least equal to the fair market value of the common shares on the grant date. Without the consent of the affected grantee of an outstanding award, no amendment, suspension or termination of the 2013 Plan may impair the rights or obligations under that award.

Awards. The following types of awards may be made under the 2013 Plan, subject to the limitations set forth in the plan:

•	share options, which may be either incentive share options or nonqualified share options;

•	restricted shares;

•	restricted share units (or share units) and deferred share units;

•	performance share or other performance-based awards;

•	dividend equivalent rights;

•	share appreciation rights or “SARs”;

•	unrestricted shares; and

•	cash incentive awards.

An incentive share option is an option that meets the requirements of Section 422 of the Code, and a nonqualified share option is an option that does not meet those requirements. Restricted shares are common shares on which vesting restrictions are imposed that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Code. A restricted share unit or deferred share unit is an award that represents a conditional right to receive common shares in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted shares. Performance-based awards are awards of options, restricted shares, restricted share units, deferred share units, SARs or cash made subject to the achievement of one or more pre-established performance goals over a performance period established by the Committee. An award of performance shares is a performance-based award representing a right or interest denominated or payable in common shares, valued by reference to the common shares, or otherwise based on or related to common shares that is made subject to the achievement of one or more pre-established performance goals over a performance period of up to ten years. Dividend equivalent rights are awards entitling the grantee to receive cash, shares, other awards under the 2013 Plan or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of common shares. An SAR is a right to receive upon exercise, in the form of common shares, cash or a combination of common shares and cash, the excess of the fair market value of one common share on the exercise date over the strike price of the SAR. Unrestricted shares are common shares that are free of restrictions other than those imposed under federal or state securities laws.

The 2013 Plan provides that each award will be evidenced by an award agreement, which may specify terms and conditions of the award that differ from the terms and conditions that would otherwise apply under the 2013 Plan in the absence of the different terms and conditions in the award agreement.

Awards under the 2013 Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2013 Plan, other awards under another compensatory plan of the Company or any of its affiliates (or any business entity that has been a party to a transaction to the Company or any of the Company’s affiliates), or other rights to payment from the Company or any of its affiliates. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

The Committee may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by the Committee. Awards under the 2013 Plan generally will be granted for no consideration other than past services by the grantee of the award or, if provided for in the award agreement or in a separate agreement, the grantee’s promise to perform future services to the Company or one of its subsidiaries or other affiliates.

Clawback; Forfeiture. Any award granted under the 2013 Plan will be subject to mandatory repayment by the grantee to the Company to the extent the grantee is, or in the future becomes, subject to any Company clawback or recoupment policy or any law, rule or regulation that imposes mandatory recoupment.

In addition, the Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, Company policy or procedure, other agreement or any other obligation of the grantee to the Company or any affiliate, to the extent specified in such award agreement. The Committee may annul an outstanding award if the grantee is an employee and is terminated for “Cause” as defined in the 2013 Plan or the applicable award agreement or for “cause” as defined in any other agreement between the Company or any affiliate and the grantee, as applicable.

Shares Available for Issuance. Subject to adjustment as provided in the 2013 Plan, the maximum number of common shares that will be available for issuance under the 2013 Plan will equal:

•	6,000,000 shares; plus

•	the number of common shares available for future awards under the 2004 Plan as of the Amendment Date; plus

•
the number of common shares subject to outstanding awards under the 2004 Plan as of the Amendment Date that thereafter terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares.

As of March 27, 2013, 50,321 common shares were available for grants of future awards under the 2004 Plan, and 2,397,488 common shares were subject to outstanding awards under the 2004 Plan that could terminate by expiration, forfeiture or cancellation in the future.

The foregoing number of common shares available for issuance under the 2013 Plan will be increased by the number of common shares subject to (i) awards previously granted under a compensatory plan by another business entity and assumed by the Company in connection with a merger, reorganization, separation or other transaction which involves the other business entity and to which Section 424(a) of the Code applies, and (ii) awards under the 2013 Plan granted in substitution for such assumed awards. Further, subject to applicable New York Stock Exchange listing rules, shares available for issuance under a shareholder-approved plan of a business entity that is a party to one of the foregoing types of transactions (adjusted as necessary to reflect the transaction) may be used for awards under the 2013 Plan and will not reduce the number of shares otherwise available for issuance under the 2013 Plan.

Shares subject to an award granted under the 2013 Plan will be counted against the maximum number of common shares available for issuance under the plan as one share for every one common share subject to such an award. Shares subject to an award granted under the 2013 Plan will again become available for issuance under the 2013 Plan if the award terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (except as set forth below).

The number of shares available for issuance under the 2013 Plan will not be increased by the number of shares:

•	tendered or withheld or subject to an award surrendered in connection with the purchase of shares upon exercise of an option;

•	deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations;

•	purchased by the Company with proceeds from option exercises; or

•	subject to a SAR that is settled in common shares that were not issued upon the net settlement of the SAR.

The 2013 Plan contains limitations on the number of shares available for issuance with respect to specified types of awards. During any time when the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act:

•	the maximum number of common shares subject to share options or SARs that may be granted under the 2013 Plan in a calendar year to any person eligible for an award will be 750,000 shares;

•
the maximum number of common shares that may be granted under the 2013 Plan, other than pursuant to share options or SARs, in a calendar year to any person eligible for an award will be 750,000 shares; and

•
the maximum amount that may be paid as a cash-settled performance-based award for a performance period of 12 months or less to any person eligible for an award will be $2 million and the maximum amount that may be paid as a cash-settled performance award for a performance period of greater than 12 months to any person eligible for an award will be $5 million.

The maximum number of common shares available for issuance pursuant to incentive share options granted under the 2013 Plan will be the same as the number of common shares available for issuance under the 2013 Plan.

The number and kinds of shares for which awards may be made under the 2013 Plan, including the share limits described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding common shares is increased or decreased or the common shares are changed into or exchanged for a different number of shares or kind of equity shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in equity shares, or other increase or decrease in common shares effected without receipt of consideration by the Company.

Common shares to be issued under the 2013 Plan will be authorized and unissued shares or, to the extent permitted under applicable laws, treasury shares.

On March 27, 2013, the closing price of a common share as reported on the New York Stock Exchange was $6.71 per share.

Fair Market Value Determination. For so long as the common shares remain listed on the New York Stock Exchange, the fair market value of a common share on an award grant date, or on any other date for which fair market value is required to be established under the 2013 Plan, will be the closing price of the common shares as reported on the New York Stock Exchange on such date. If there is no reported closing price on such date, the fair market value of the common shares will be the closing price of the common shares on the next preceding date on which any sale of common shares will have been reported on the New York Stock Exchange.

If the common shares cease to be listed on the New York Stock Exchange and are listed on another established national or regional stock exchange or traded on another established securities market, fair market value will similarly be determined by reference to the closing price of the common shares on the applicable date as reported on such other stock exchange or established securities market.

If the common shares cease to be listed on the New York Stock Exchange or another established national or regional stock exchange or traded on another established securities market, the Committee will determine the fair market value of the common shares by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

Share Options. An option granted under the 2013 Plan will be exercisable only to the extent that it is vested. Each option will become vested and exercisable at such times and under such conditions as the Committee may approve consistent with the terms of the 2013 Plan. No option may be exercisable more than ten years after the option grant date, or five years after the option grant date in the case of an incentive share option granted to a Ten Percent Shareholder (as defined in the 2013 Plan). The Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service.

The exercise price per share of each option granted under the 2013 Plan may not be less than 100%, or 110% in the case of an incentive share option granted to a Ten Percent Shareholder, of the fair market value of a common share on the option grant date, except in the case of an option granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an affiliate or with which the Company or an affiliate has combined or will combine.

The aggregate fair market value of common shares determined on the option grant date with respect to which incentive share options are exercisable for the first time during any calendar year may not exceed $100,000.

Except in connection with a corporate transaction involving the Company (including any share dividend, distribution (whether in the form of cash, common shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding options to reduce the exercise price of such outstanding options, (ii) cancel outstanding options in exchange for options with an exercise price that is less than the exercise price of the original options, (iii) cancel outstanding options with an exercise price above the current share price in exchange for cash or other securities, or (iv) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

Payment of the exercise price for shares purchased upon the exercise of an option may be made in cash or cash equivalents acceptable to the Company, and in such forms as are approved by the Committee, including common shares and net issuance.

Options will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a nonqualified share option may be transferred to certain family members of the grantee by gift or other transfers deemed “not for value.”

Restricted Shares, Restricted Share Units and Deferred Share Units. Subject to the provisions of the 2013 Plan, the Committee will determine the terms and conditions of each award of restricted shares, restricted share units and deferred share units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the common shares subject to the award. A grantee of restricted shares will have all the rights of a shareholder, including the right to vote the shares and receive dividends, except to the extent limited by the Committee. Grantees of restricted share units and deferred share units will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units.

The Committee may subject dividends and dividend equivalent rights paid on time-vested awards of restricted shares, restricted share units and deferred share units to such forfeiture and repayment obligations if the underlying awards are forfeited before they vest. Grantees will not vest in dividends paid on performance-based awards of restricted shares or in dividend equivalent rights paid on performance-based awards of restricted share units or deferred share units, and will be required to forfeit and repay to the Company such dividends and dividend equivalent rights if the performance goals for the underlying awards are not achieved or such awards otherwise do not vest.

Restricted shares, restricted share units and deferred share units may vest solely by the passage of time and/or pursuant to achievement of performance goals.

The restrictions and the restricted period may differ with respect to each grantee of an award of restricted shares, restricted share units or deferred share units. An award will be subject to forfeiture if events specified by the Committee occur before the lapse of the restrictions.

Awards of restricted shares, restricted share units and deferred share units will be nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

Dividend Equivalent Rights. The Committee will be authorized to grant rights to dividend equivalents to a grantee in connection with an award under the 2013 Plan, or without regard to any other award, except that no dividend equivalent right may be granted in connection with, or related to an option or SAR. Dividend equivalent rights will entitle the grantee to receive cash, common shares, other awards or other property equal in value to dividends or other period payments paid or made with respect to a specified number of common shares. The terms and conditions of awards of dividend equivalent rights will be specified in the applicable award agreement.

Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional common shares, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the fair market value of the common shares on the reinvestment date. Dividend equivalent rights may be settled in cash or common shares or a combination thereof, in a single installment or in multiple installments, as determined by the Committee.

A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as the other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award, except that dividend equivalent rights credited pursuant to a dividend equivalent right granted as a component of another award that vests or is earned based upon the achievement of performance goals may not vest unless the performance goals for the underlying award are achieved and the underlying award vests.

Dividend equivalents will be nontransferable except for transfers by will or the laws of descent and distribution.

Performance Shares and Other Performance-Based Awards. The Committee may award performance shares, cash incentives, and other performance-based awards in such amounts and upon such terms as the Committee may determine. Each grant of a performance-based award will have an initial cash value or an actual or target number of common shares that is established by the Committee at the time of grant. The Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of performance shares or other performance-based awards that will be paid out to a grantee. The performance goals generally will be based on one or more of the performance measures described below. The Committee will establish the performance periods for performance-based awards. Performance-based awards may be payable in cash or common shares, or a combination thereof, as determined by the Committee.

The 2013 Plan identifies some conditions that may warrant revision or alteration of performance goals after they are established by the Committee. Such conditions may include the following:

•	asset write-downs;

•	litigation or claims, judgments or settlements;

•	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;

•	any reorganization or restructuring events or programs;

•	extraordinary, non-core, non-operating or non-recurring items;

•	acquisitions or divestitures; and

•	foreign exchange gains and losses.

The Committee will establish the performance period for performance-based awards.

Performance Measures. The 2013 Plan is designed to permit the Committee to grant awards to covered executive officers that will constitute qualified performance-based compensation for purposes of Section 162(m) of the Code.

Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Exchange Act. Under the Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered executive officers,” that represents qualified performance-based compensation as determined under the Code. To constitute qualified performance-based compensation, the compensation paid by the Company to its covered executive officers must be paid solely on account of the achievement of one or more objective performance goals established in writing by the Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered executive officer, a business unit, or the Company, a subsidiary or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected. The Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is achieved.

The 2013 Plan authorizes the establishment of performance goals based on any one or more of the following performance measures:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total shareholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and/or amortization;

•
earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions;

•	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, return on net assets, capital, investment, equity, sales or revenue;

•
cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to earnings before interest, taxes, depreciation and/or amortization above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment;

•	productivity ratios;

•	expense targets;

•	market share;

•	financial ratios as provided in credit agreements of the Company and its subsidiaries;

•	working capital targets;

•	completion of acquisitions of businesses or companies;

•	completion of divestitures and asset sales;

•	customer satisfaction;

•	pretax operating earnings after interest expense and before bonuses, services fees and extraordinary or special items;

•	revenue targets;

•	funds from operations (FFO);

•	funds from operations (FFO) per share;

•
funds from operations (FFO) as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions;

•	funds available for distribution (FAD);

•	intrinsic business value;

•	acquisitions;

•	commencement of development projects;

•	asset turnover;

•	cash or funds available for distribution; or

•	any combination of the foregoing business criteria.

Performance under any of the foregoing performance measures may be used to measure the performance of: (i) the Company and its subsidiaries and other affiliates as a whole; (ii) the Company, any subsidiary, and/or any other affiliate or any combination thereof; or (iii) any one or more business units of the Company, any subsidiary, and/or any other affiliate, as the Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee. The Committee may select performance under the performance measure of share price for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee will have the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures.

The Committee will have the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines in a manner consistent with the requirements of Section 162(m) for deductibility.

Shares Appreciation Rights. SARs may be granted in conjunction with all or a part of any option or other award granted under the 2013 Plan, or without regard to any option or other award. The Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares will be delivered or deemed delivered to grantees, and any other terms or conditions of any SAR.

Exercisability of SARs may be subject to future service requirements, to the achievement of one or more of the performance measures described above or to such other terms and conditions as the Committee may impose.

Upon exercise of a SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one common share on the exercise date over the strike price of the SAR, as determined by the Committee. The strike price of a SAR may not be less than the fair market value of a common share on the grant date.

Except in connection with a corporate transaction involving the Company (including any share dividend, distribution (whether in the form of cash, common shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding SARs to reduce the strike price of such outstanding SARs, (ii) cancel outstanding SARs in exchange for SARs with a strike price that is less than the strike price of the original SARs, (iii) cancel outstanding SARs with a strike price above the current share price in exchange for cash or other securities, or (iv) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

SARs will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a SAR may be transferred to certain family members of the grantee by gift or other transfers deemed “not for value.”

Effect of Corporate Transactions. The 2013 Plan contains provisions, which are described below, that provide for adjustments to the terms of some types of outstanding awards upon the occurrence of specified kinds of corporate transactions, including transactions that would be deemed to constitute a corporate transaction of the Company within the meaning of the 2013 Plan, as described below, which we refer to as a “Corporate Transaction.” The provisions of the 2013 Plan governing such transactions will apply unless a different treatment of the applicable award is specified in the applicable award agreement at the time of grant, in another agreement with the grantee of the award, or in another writing.

Change in Capitalization. The Committee will adjust the terms of outstanding awards under the 2013 Plan to preserve the proportionate interests of the holders in such awards if the number of outstanding common shares is increased or decreased or the common shares are changed into or exchanged for a different number of shares of kind of equity shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in equity shares, or other increase or decrease in common shares effected without receipt of consideration by the Company. The adjustments will include proportionate adjustments to (i) the number and kind of shares subject to outstanding awards and (ii) the per share exercise price of outstanding options and the per share strike price of outstanding SARs.

Reorganization not Constituting a Corporate Transaction. If the Company is the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities that does not constitute a Corporate Transaction, any outstanding option or SAR will pertain to the securities to which a holder of the number of common shares subject to such option or SAR would have been entitled immediately after the transaction, with a corresponding proportionate adjustment to the per share exercise price of the option and per share strike price of the SAR. Further, in the event of any such transaction, performance-based awards (and the related performance measures if deemed appropriate by the Committee) will be adjusted to apply to the securities that a holder of the number of common shares subject to such performance-based awards would have been entitled to receive immediately after the transaction.

Corporate Transaction for Awards Granted Prior to the Amendment Date. Except as otherwise provided in an award agreement or in another agreement with the grantee, upon the occurrence of a Corporate Transaction, the following provisions will apply to awards granted before the Amendment Date:

•
all outstanding restricted shares and share units granted prior to the Amendment Date will be deemed to have vested and all restrictions and conditions applicable to such awards will be deemed to have lapsed and any common shares subject to such share units will be delivered immediately before the Corporate Transaction; and

•
15 days prior to the scheduled consummation of the Corporate Transaction, all outstanding options and SARs granted prior to the Amendment Date will become immediately exercisable and will remain exercisable for a period of 15 days.

The foregoing provisions will not apply to any Corporate Transaction to the extent that, in connection with such Corporate Transaction, outstanding options, SARs, restricted shares and share units are assumed, continued or substituted (with appropriate adjustments). Alternatively, the Committee may elect to cancel any outstanding options, SARs, restricted shares and/or share units and require payment or delivery to the holders of such awards an amount in cash or securities having a value (as determined by the Committee), (i) in the case of restricted shares or share units, equal to the formula or fixed price per share paid to the holders of common shares, and (ii) in the case of options or SARs, equal to the product of the number of common shares subject to the option or SAR multiplied by the amount, if any, by which (a) the formula or fixed price per share paid to holders of common shares pursuant to such Corporate Transaction exceeds (b) the option exercise price or SAR strike price applicable to such awards.

The Committee will determine the effect of a Corporate Transaction upon awards other than options, SARs, restricted shares and share units prior to the Amendment Date and the effect will be governed by the terms of the applicable award agreement.

Corporate Transaction in which Awards granted after the Amendment Date are not Assumed. Except as otherwise provided in an award agreement or in another agreement with the grantee, upon the occurrence of a Corporate Transaction, the following provisions will apply to awards granted after the Amendment Date that are not assumed or continued in connection with such Corporate Transaction:

•	Except with respect to performance-based awards granted after the Amendment Date, either of the following will occur:

•
all outstanding awards of restricted shares, restricted share units, deferred share units and dividend equivalent rights will be deemed to have vested and the common shares subject to such restricted share units, deferred share units and dividend equivalent rights will be delivered immediately before the Corporate Transaction, and 15 days before the scheduled completion of the Corporate Transaction, all outstanding options and SARs will become immediately exercisable and remain exercisable for a period of 15 days (subject to the completion of the Corporate Transaction); or

•
the Committee may elect to cancel any outstanding awards of options, SARs, restricted shares, restricted share units, deferred share units and/or dividend equivalent rights and require payment or delivery to the holders of such awards an amount in cash or securities having a value (as determined by the Committee), (i) in the case of restricted shares, restricted share units, deferred share units and dividend equivalent rights (for common shares subject to such awards), equal to the price per share paid to holders of common shares pursuant to the Corporate Transaction and (ii) in the case of options or SARs, equal to the product of the number of common shares subject to such options or SARs multiplied by the amount, if any, by which (a) the price per share paid to holders of common shares pursuant to the Corporate Transaction exceeds (b) the option exercise price or SAR strike price applicable to such awards.

•
For performance-based awards granted after the Amendment Date, (i) if less than half of the performance period has lapsed, the awards will be treated as though target performance has been achieved, (ii) if at least half of the performance period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of the consummation of the Corporate Transaction and that level of performance will be treated as achieved immediately prior to the Corporate Transaction, and (iii) if actual performance is not determinable, the awards will be treated as though target performance has been achieved. Awards that arise out of this treatment of performance-based awards in a Corporate Transaction will be settled under the Corporate Transaction provisions above for the applicable award type.

•	Other equity-based awards granted after the Amendment Date will be governed by the terms of the applicable award agreement.

Corporate Transaction in which Awards granted after the Amendment Date are Assumed. Except as otherwise provided in an award agreement or in another agreement with the grantee, upon the occurrence of a Corporate Transaction in which outstanding awards of options, SARs, restricted shares, restricted share units, deferred share units, dividend equivalent rights or other equity-based awards granted after the Amendment Date are assumed or continued, the 2013 Plan and the awards (to the extent the awards are assumed or continued) will continue in the manner and under the terms specified in any writing providing for assumption or continuation of such awards, which may specify the substitution for such awards of new common share options, share appreciation rights, restricted shares, common share units, dividend equivalent rights and other equity-based awards relating to the equity securities of a successor entity, or a parent or subsidiary of the successor entity. In the event of such a substitution, appropriate adjustments will be made to the number of common shares subject to the original awards (disregarding any transaction consideration that is not common shares) and to option exercise prices and SAR strike prices. If an award granted after the Amendment Date is assumed, continued or substituted upon the consummation of a Corporate Transaction and the employment of a grantee is with the Company or an affiliate is terminated without Cause (as defined in the 2013 Plan) within two years following the consummation of the Corporate Transaction, the award will be fully vested and may be exercised in full, if applicable, beginning on the date of such terminate and for the one-year period immediately following the termination or for a longer period as the Committee determines.

Definition of Corporate Transaction. The 2013 Plan generally defines a “Corporate Transaction” to mean the first to occur, in a single transaction or in a series of related transactions, of any of the following events:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a consummated sale of all or substantially all of the assets of the Company to another person or entity;

•
any transaction (including a merger or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons or entities who are shareholders or affiliates of the Company immediately prior to the transaction) owning 30% or more of the combined voting power of all classes of shares of the Company; or

•
a change in the composition of the Board of Trustees as of July 23, 2004 in which the incumbent trustees cease, for any reason, to constitute a majority of the Board of Trustees unless each trustee who was not an incumbent trustee was elected, or nominated for election, by a majority of the incumbent trustees and trustees subsequently so elected or nominated, excluding those trustees who assumed office as a result of an actual or threatened election contest or other solicitation of proxies by or on behalf of an individual, entity or group other than the Board of Trustees.

If required for compliance with Section 409A of the Code, in no event will a Corporate Transaction be deemed to have occurred with respect to an award if the transaction is not also a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each within the meaning of Section 409A.

Resales of Shares by Participants. Common shares issued under the 2013 Plan will be eligible for sale by participants in the public market without restriction under the Securities Act of 1933, as amended (the “Securities Act”), except that any shares purchased by an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act, will be subject to the resale limitations of Rule 144.

A participant who is an affiliate of the Company may sell in the public market the shares issued to the participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (i) 1% of the then-outstanding common shares, and (2) the reported average weekly trading volume of the then-outstanding common shares during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to provisions relating to the manner and notice of sale and the availability of current public information about the Company.

Federal Income Tax Consequences. The following summarizes the federal income tax consequences of awards that may be granted under the 2013 Plan.

Incentive Share Options. An optionholder will not realize taxable income upon the grant of an incentive share option under the 2013 Plan. In addition, an optionholder generally will not realize taxable income upon the exercise of an incentive share option. An optionholder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an optionholder’s death or disability, if an option is exercised more than three months after the optionholder’s termination of employment, the option will cease to be treated as an incentive share option and will be subject to taxation under the rules applicable to nonqualified share options, as summarized below.

If an optionholder sells the common shares acquired upon exercise of an incentive share option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive share option was granted and at least one year after the date on which the incentive share option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the optionholder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the optionholder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an optionholder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive share option. If an optionholder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder.

If an optionholder pays the exercise price of an incentive share option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the optionholder acquired the shares being tendered pursuant to the exercise of an incentive share option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Nonqualified Share Options. An optionholder will not realize taxable income upon the grant of a nonqualified share option. When an optionholder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the optionholder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder if the Company complies with applicable reporting requirements and Section 162(m) of the Code.

If an optionholder tenders shares in payment of part or all of the exercise price of a nonqualified share option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive share option. In such an event, the optionholder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received upon the exercise of the option will be taxed as ordinary income, just as if the optionholder had paid the exercise price in cash.

Restricted Shares. A grantee of restricted shares will not recognize any taxable income for federal income tax purposes in the year of the award if the common shares subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if the Company complies with applicable reporting requirements and with the restrictions of Section162(m) of the Code.

Dividend Equivalents Rights. Grantees under the 2013 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Share Units, Deferred Share Units and Performance-Based Awards. A distribution of common shares or a payment of cash in satisfaction of restricted share units, deferred share units or a performance-based award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the grantee. The amount taxable as ordinary income is the aggregate fair market value of the common shares determined as of the date they are received or, in the case of a cash award, the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the grantee if the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code.

Share Appreciation Rights. The grant of SARs will not result in taxable income to the grantee or a deduction to the Company. Upon exercise of a SAR, the grantee will recognize ordinary income in an amount equal to the cash or the fair market value of the common shares received by the grantee. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Code and, as to SARs that are settled in common shares, if the Company complies with applicable reporting requirements.

Unrestricted Shares. A grantee of unrestricted shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code.

Upon the grantee’s disposition of unrestricted shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the grantee as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding. Payment of the taxes imposed on awards made under the 2013 Plan may be made by withholding from payments otherwise due and owing to the grantee.

New Plan Benefits Table

The following table sets forth the number of restricted shares and the total dollar values of the grants under the 2013 Plan, which will be granted as soon as may be practicable after the annual meeting to each of the executive officers named in the Summary Compensation Table.

NEW PLAN BENEFITS

Name and Position	2013 Plan Number of Restricted Shares	2013 Plan Dollar Value ($)(1)
John A. Kite, Chairman of the Board and Chief Executive Officer	133,223	$893,926
Thomas K. McGowan, President and Chief Operating Officer	58,714	$393,971
Daniel R. Sink, Executive Vice President and Chief Financial Officer	57,037	$382,718

(1)
The value has been computed based on a value of $6.71 per common share, the closing share price for our common shares on the NYSE on March 27, 2013.  The actual value of the award will be based on the closing share price on the New York Stock Exchange on the date of grant.

Vote Required and Recommendation

Approval of the 2013 Plan, which constitutes an amendment and restatement of the 2004 Plan, requires the affirmative vote by the holders of at least a majority of the votes cast on the proposal, provided that the total votes cast (excluding broker non-votes) on the proposal represent over 50% in interest of all securities entitled to vote on the proposal (including broker non-votes). Thus, abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2013 PLAN, WHICH CONSTITUTES AN AMENDMENT AND RESTATEMENT OF THE 2004 PLAN.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Messrs. Smith, Cosier, and Moss. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Trustees.

One of the principal purposes of the Audit Committee is to assist the Board of Trustees in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 with our management.

The Audit Committee also is responsible for assisting the Board of Trustees in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board Rule 3200T.

The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and had discussed with Ernst & Young LLP its independence. In addition, the Audit Committee considers whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the Company’s audited financial statements for 2012 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Trustees

MICHAEL L. SMITH (Chairman)
DR. RICHARD A. COSIER
GERALD L. MOSS

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common shares and units of limited partnership interest of Kite Realty Group, L.P., which we refer to as the operating partnership, as of March 19, 2013 by (a) each of our trustees, (b) each of our named executive officers, (c) all of our trustees and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our common shares. Operating partnership units are redeemable for an equal number of our common shares or cash, at our election, beginning one year after the date of issuance. Unless otherwise indicated, all shares and operating partnership units are owned directly and the indicated person has sole voting and dispositive power with respect to such shares or operating partnership units. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the address of each person listed below is c/o Kite Realty Group Trust, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204.

Name and Principal Position	Number of Shares and Units Beneficially Owned	% of All Shares (1)	% of All Shares and Units (2)
John A. Kite (3)	3,284,241	4.06%	3.86%
Thomas K. McGowan (4)	1,276,701	1.62%	1.50%
Daniel R. Sink (5)	429,688	*	*
William E. Bindley	193,148	*	*
Eugene Golub (6)	128,972	*	*
Gerald L. Moss	68,848	*	*
Michael L. Smith.	57,680	*	*
Dr. Richard A. Cosier	39,487	*	*
Victor J. Coleman	3,559	*	*
All trustees and executive officers as a group (9 persons)	5,482,323	6.66%	6.16%
More than Five Percent Beneficial Owners
FMR LLC (7)	10,844,952	13.95%	12.84%
The Vanguard Group, Inc. (9)	8,742,113	11.25%	10.35%
Columbia Wanger Asset Management, LLC (8)	7,412,500	9.54%	8.78%
Blackrock, Inc. (11)	6,818,896	8.77%	8.07%
T. Rowe Price Associates, Inc. (10)	6,708,130	8.63%	7.94%
Vanguard Specialized Funds (12)	4,784,341	6.15%	5.66%

*	Less than 1%

(1)
The total number of shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 77,735,451 common shares outstanding as of March 19, 2013, (b) the number of common shares that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of March 19, 2013, and (c) the number of common shares issuable to such person(s) upon redemption of limited partnership units owned by such person(s).  All limited partnership units held by the named persons are currently redeemable for common shares or cash at the Company’s option.

(2)
The total number of shares and units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 77,735,451 common shares outstanding as of March 19, 2013, (b) 6,731,784 limited partnership units outstanding as of March 19, 2013 (other than such units held by us), and (c) the number of common shares that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of March 19, 2013.

(3)
Includes 198,307 common shares (132,733 of which are restricted subject to time vesting) and 2,054,717 limited partnership units owned directly by Mr. John A. Kite, 8,393 common shares owned by Mr. Kite’s spouse, 568,646 common shares which John A. Kite has the right to acquire upon exercise of common share options, 114,178 limited partnership units held by a grantor retained annuity trust, and 170,000 limited partnership units held jointly with Alvin E. Kite, Jr. through a limited liability company. Of the shares and units included as beneficially owned by Mr. John A. Kite, 1,457,697 are pledged to secure indebtedness owed by Mr. John A. Kite or his affiliates. As previously disclosed as of March 19, 2012, 1,628,000 shares and units were pledged to secure indebtedness owed by Mr. Kite or his affiliates.

(4)
Includes 205,117 common shares (63,632 of which are restricted subject to time vesting) and 593,649 limited partnership units owned directly by Thomas K. McGowan, 364,030 common shares which Thomas K. McGowan has the right to acquire upon exercise of common share options, 93,905 limited partnership units held by a grantor retained annuity trust, and 20,000 limited partnership units held by an irrevocable trust.  Of the shares and units included as beneficially owned by Mr. McGowan, 400,000 are pledged to secure indebtedness owed by Mr. McGowan.

(5)
Includes 186,016 common shares (65,720 of which are restricted subject to time vesting) and 61,538 limited partnership units owned directly and 243,672 common shares which Daniel R. Sink has the right to acquire upon exercise of common share options.

(6)	Includes 51,400 common shares owned through a trust.

(7)
Based on information provided by FMR, LLC in a Schedule 13G/A filed with the SEC on February 14, 2013.  FMR, LLC has sole voting power with respect to 1,039,719 shares, shared voting power with respect to none of these shares, and sole dispositive power with respect to the entire number of these shares. The address of FMR, LLC, as reported by it in the Schedule 13G/A, is 82 Devonshire Street, Boston, MA  02109.

(8)
Based on information provided in Schedule 13G/A filed on February 14, 2013, Columbia Wanger Asset Management, LLC has sole voting power with respect to 6,602,500 shares, shared voting power with respect to none of these shares, and sole dispositive power with respect to the entire number of these shares. The address of Columbia Wanger Asset Management, LLC, as reported by it in the Schedule 13G/A, is 227 West Monroe Street, Suite 3000, Chicago, Illinois  60606.

(9)
Based on information provided by The Vanguard Group, Inc. in a Schedule 13G/A filed with the SEC on February 11, 2013.  The Vanguard Group, Inc. has sole voting power with respect to 197,463 shares, shared voting power with respect to 49,800 shares, sole dispositive power with respect to 8,580,350 of these shares and shared dispositive power with respect to 161,763 of these shares. The address of The Vanguard Group, Inc., as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(10)
Based on information provided in a Schedule 13G/A filed on February 8, 2013, jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc., T. Rowe Price Associates, Inc. has sole voting power with respect to 972,130 shares, shared voting power with respect to none of these shares and sole dispositive power with respect to the entire number of these shares, and T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power with respect to 5,691,300 shares and shared voting power, sole dispositive power and shared dispositive power with respect to none of these shares.  T. Rowe Price Associates, Inc. serves as the investment advisor of various registered investment companies and investment advisory clients. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. reported that it is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaimed that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc., as reported by it in the Schedule 13G/A, is 100 E. Pratt Street, Baltimore, MD 21202.

(11)
Based on information provided in Schedule 13G/A filed on February 1, 2013, Blackrock, Inc. has sole voting power and sole dispositive power with respect to the entire number of these shares. The address of Blackrock, Inc., as reported by it in the Schedule 13G/A, is 40 East 52nd Street, New York, NY  10022.

(12)
Based on information provided by Vanguard Specialized Funds – Vanguard REIT Index Fund in a Schedule 13G/A filed with the SEC on February 14, 2013.  Vanguard Specialized Funds – Vanguard REIT Index Fund has sole voting power with respect to all of these shares and shared voting power, sole dispositive power and shared dispositive power with respect to none of these shares. The address of The Vanguard Group, Inc., as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy

The Company has adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, and if necessary approved, first by the Corporate Governance and Nominating Committee, and if appropriate, a majority of the disinterested trustees of the Board of Trustees.  The policy applies to transactions or arrangements between the Company and any related person, including trustees, trustee nominees, executive officers, greater than 5% shareholders and the immediate family members of each of these groups.  They do not, however, apply with respect to general conflicts between the interests of the Company and our employees, officers and trustees, including issues relating to engaging in a competing business and performing outside or additional work, which are reported and handled in accordance with the Company’s Code of Business Conduct and Ethics and other procedures and guidelines implemented by the Company from time to time.

Under the policy, the trustees and executive officers of the Company are responsible for identifying and reporting to the chief financial officer any proposed transaction with a related person.  Upon notification, the chief financial officer begins collecting information regarding the transaction and notifies the Corporate Governance and Nominating Committee Chairperson of such transaction.  The Chairperson of the Corporate Governance and Nominating Committee determines whether the proposed transaction is required to be, or otherwise should be, reviewed by the Corporate Governance and Nominating Committee.

If the proposed transaction is required to be approved by a majority of the disinterested members of the Board of Trustees in accordance with the Company’s declaration of trust or Corporate Governance Guidelines, the Corporate Governance and Nominating Committee makes a recommendation regarding the proposed transaction and the disinterested trustees determine whether it is appropriate and advisable for the Company to engage in the proposed transaction.  If the transaction involves a trustee, that trustee does not participate in the action regarding whether to approve or ratify the transaction.  If the proposed transaction is not required to be approved by a majority of the disinterested members of the Board of Trustees, the Corporate Governance and Nominating Committee has the final authority to approve or disapprove the proposed transaction.

The following information summarizes our transactions with related parties. Other than as discussed below, there were no other transactions during 2012 that were subject to our related person transaction policy.

Contracts with KMI Management, LLC

We have entered into an agreement to reimburse KMI Management, LLC, in which John A. Kite and Thomas K. McGowan own direct or indirect interests, for company use of an airplane owned by KMI Management.  This agreement allows for the use by us of the airplane solely for business related travel for an established reimbursement amount per hour plus applicable taxes.  During 2012, expense reimbursement to KMI Management was approximately $280,000 for the use of the airplane.  Neither Mr. Kite nor Mr. McGowan has any direct interest in the expense reimbursement made to KMI Management, LLC, other than with respect to their ownership interests in that entity.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, trustees and greater than 10% shareholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, trustees and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2012.

Other Matters to Come Before the 2013 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by our Board of Trustees, or, if no such recommendation is given, in their own discretion.

Shareholders Proposals and Nominations for the 2014 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 10, 2013.

In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2014 annual meeting must be received no earlier than December 10, 2013 and no later than January 9, 2014.

Pursuant to SEC rules, if a shareholder notifies the Company after February 23, 2014 of an intent to present a proposal at the 2014 annual meeting of shareholders and the proposal is voted upon at the 2014 annual meeting, the Company’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the 2014 annual meeting.

Householding of Proxy Materials

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call Kite Realty Group Trust, 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, Attention: Investor Relations (telephone number: 317-577-5600). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

Table of Contents

1.	PURPOSE	50
2.	DEFINITIONS	50
3.	PLAN ADMINISTRATION	55
	3.1 Committee	55
	3.1.1 Powers and Authorities	55
	3.1.2 Composition of Committee	56
	3.1.3 Other Committees	56
	3.2 Board	56
	3.3 Term of Awards	56
	3.3.1 Committee Authority	56
	3.3.2 Forfeiture, Recoupment	57
	3.4 No Repricing	57
	3.5 Issuance of Partnership Units: Options	57
	3.6 Issuance of Partnership Units: Restricted Shares and Unrestricted Shares	58
	3.7 Issuance of Partnership Units: Other Awards	58
	3.8 Deferral Arrangement	58
	3.9 No Liability	58
	3.10 Registration; Share Certificates	58
4.	SHARES SUBJECT TO THE PLAN	58
	4.1 Number of Shares Available for Awards	58
	4.2 Adjustments in Authorized Shares	59
	4.3 Share Usage	59
5.	ORIGINAL EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION	59
	5.1 Original Effective Date	59
	5.2 Term	60
	5.3 Amendment and Termination	60
6.	AWARD ELIGIBILITY AND LIMITATIONS	60
	6.1 Eligible Grantees	60
	6.2 Limitation on Shares Subject to Awards and Cash Awards	60
	6.3 Stand-Alone, Additional, Tandem and Substitute Awards	60
7.	AWARD AGREEMENT	61
8.	TERMS AND CONDITIONS OF OPTIONS	61
	8.1 Option Price	61
	8.2 Vesting	61
	8.3 Term	61
	8.4 Termination of Service	62
	8.5 Limitations on Exercise of Option	62
	8.6 Method of Exercise	62
	8.7 Rights of Holders of Options	62

	8.8 Delivery of Shares	62
	8.9 Transferability of Options	62
	8.10 Family Transfers	62
	8.11 Limitations on Incentive Shares Options	63
	8.12 Notice of Disqualifying Disposition	63
9.	TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS	63
	9.1 Right to Payment and Grant Price	63
	9.2 Other Terms	63
	9.3 Term	63
	9.4 Transferability of SARs	64
	9.5 Family Transfers	64
10.	TERMS AND CONDITIONS OF RESTRICTED SHARES, RESTRICTED SHARE UNITS AND DEFERRED SHARE UNITS	64
	10.1 Grant of Restricted Shares, Restricted Share Units and Deferred Share Units	64
	10.2 Restrictions	64
	10.3 Registration; Restricted Share Certificates	64
	10.4 Rights of Holders of Restricted Shares	65
	10.5 Rights of Holders of Restricted Share Units and Deferred Share Units	65
	10.5.1 Voting and Dividend Rights	65
	10.5.2 Creditor's Rights	65
	10.6 Termination of Service	66
	10.7 Purchase of Restricted Shares and Shares Subject to Restricted Share Units and Deferred Share Units	66
	10.8 Delivery of Shares	66
11.	TERMS AND CONDITIONS OF UNRESTRICTED SHARES AND OTHER EQUITY-BASED AWARDS	66
	11.1 Unrestricted Shares	66
	11.2 Other Equity-Based Awards	67
12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES	67
	12.1 General Rule	67
	12.2 Surrender of Shares	67
	12.3 Cashless Exercise	67
	12.4 Other Forms of Payment	67
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS	67
	13.1 Dividend Equivalent Rights	67
	13.2 Termination of Service	68
14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS	68
	14.1 Grant of Performance-Based Awards	68
	14.2 Value of Performance-Based Awards	68
	14.3 Earning of Performance-Based Awards	68
	14.4 Form and Timing of Payment of Performance-Based Awards	68
	14.5 Performance Conditions	69
	14.6 Performance-Based Awards Granted to Designated Covered Employees	69
	14.6.1 Performance Goals Generally	69

	14.6.2 Timing For Establishing Performance Goals	69
	14.6.3 Payment of Awards; Other Terms	69
	14.6.4 Performance Measures	70
	14.6.5 Evaluation of Performance	71
	14.6.6 Adjustment of Performance-Based Compensation	72
	14.6.7 Committee Discretion	72
	14.7 Status of Awards under Code Section 162(m)	72
15.	PARACHUTE LIMITATIONS	72
16.	REQUIREMENTS OF LAW	73
	16.1 General	73
	16.2 Rule 16b-3	73
17.	EFFECT OF CHANGES IN CAPITALIZATION	73
	17.1 Changes in Shares	73
	17.2 Reorganization in Which the Company Is the Surviving Entity That Does not Constitute a Corporate Transaction	74
	17.3 Corporate Transaction	74
	17.4 Corporate Transaction in Which Awards Granted after the Amendment Date are not Assumed	75
	17.5 Corporate Transaction in Which Awards Granted after the Amendment Date are Assumed	76
	17.6 Adjustments	77
	17.7 No Limitations on Company	77
18.	GENERAL PROVISION	77
	18.1 Disclaimer of Rights	77
	18.2 Nonexclusivity of the Plan	77
	18.3 Withholding Taxes	77
	18.4 Captions	78
	18.5 Construction	78
	18.6 Other Provisions	78
	18.7 Number and Gender	78
	18.8 Severability	78
	18.9 Governing Law	79
	18.10 Code Section 409A	79

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of share options, share appreciation rights, restricted shares, restricted share units, deferred share units, unrestricted shares, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Share options granted under the Plan may be nonqualified share options or incentive share options, as provided in the Plan.

The Plan is an amendment and restatement of the Prior Plan. Awards granted under the Prior Plan prior to the Amendment Date will be subject to the terms of the Plan, except to the extent that the terms of the Plan are inconsistent with the terms of such Awards.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions will apply:

2.1 “Affiliate” means any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. Notwithstanding the foregoing, the entities listed on Exhibit A (as updated by the Company from time to time), will not be Affiliates of the Company.

2.2 “Amendment Date” means May 8, 2013, subject to approval of the Plan by the Company’s shareholders on such date, the Plan having been approved by the Board on April 1, 2013.

2.3 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Shares are listed.

2.4 “Award” means a grant under the Plan of an Option, a Share Appreciation Right, Restricted Shares, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Shares, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.5 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6 “Award Shares” will have the meaning set forth in Section 17.4(a)(ii).

2.7 “Benefit Arrangement” will have the meaning set forth in Section 15.

2.8 “Board” means the Board of Trustees of the Company.

2.9 “Cause“ means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between the Grantee and the Company or an Affiliate, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee whether an event constituting Cause has occurred will be final, binding and conclusive.

2.10 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code section will be deemed to include, as applicable, regulations promulgated under such Code section.

2.11 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which will be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.12 “Company” means Kite Realty Group Trust, a Maryland real estate investment trust.

2.13 “Conversion Multiple” will have the meaning set forth in Article I of the Limited Partnership Agreement.

2.14 “Corporate Transaction” means, with respect to an Award, unless otherwise provided in an applicable agreement between the Grantee and the Company or an Affiliate, the occurrence, in a single transaction or in a series of related transactions, of any one of the following: (a) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity; (b) a consummated sale of all or substantially all of the assets of the Company to another person or entity; (c) any transaction (including a merger or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons or entities who are shareholders or Affiliates immediately prior to the transaction) owning 30% or more of the combined voting power of all classes of shares of the Company; or (d) individuals who, on the Original Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the Original Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board. If required for compliance with Code Section 409A, in no event will a Corporate Transaction be deemed to have occurred if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

2.15 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.16 “Deferred Share Unit” means a Restricted Share Unit, the terms of which provide for delivery of the underlying Shares after the date of vesting, at a time or times consistent with the requirements of Code Section 409A, awarded to a Grantee pursuant to Section 10.

2.17 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Share is required to be established for purposes of the Plan.

2.18 “Disability“ means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding expiration of an Incentive Share Option following termination of a Grantee’s Service, Disability will mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

2.19 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Shares, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of Shares.

2.20 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.22        “Fair Market Value” means the fair market value of a Share for purposes of the Plan, which will be determined as of any Determination Date as follows:

(a) If on such Determination Date the Shares are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market“), the Fair Market Value of a Share will be the closing price of the Share on such Determination Date as reported on such Stock Exchange or such Securities Market; provided that if there is no such reported closing price, the Fair Market Value will be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such Determination Date; provided further, that if there is more than one such Stock Exchange or Securities Market, the Committee will designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination. If there is no such reported closing price on such Determination Date, the Fair Market Value of a Share will be the closing price of the Share on the next preceding day on which any sale of Shares will have been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share will be the value of the Share on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.22 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Company using any reasonable method; provided that for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.23 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee; (b) any person sharing such Grantee’s household (other than a tenant or employee); (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the beneficial interest; (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets; and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the voting interests.

2.24 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.25 “Grantee” means a person who receives or holds an Award under the Plan.

2.26 “Incentive Share Option” means an “incentive share option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.27 “Limited Partnership” means Kite Realty Group, L.P., a Delaware limited partnership.

2.28 “Limited Partnership Agreement” means the Limited Partnership’s Amended and Restated Agreement of Limited Partnership, as amended or restated from time to time.

2.29 “Nonqualified Share Option” means an Option that is not an Incentive Share Option.

2.30 “Option” means an option to purchase one or more Shares pursuant to the Plan.

2.31 “Option Price” means the exercise price for each Share subject to an Option.

2.32 “Original Effective Date” means July 23, 2004, the date on which the Prior Plan was approved by the Board.

2.33 “Other Agreement” will have the meaning set forth in Section 15.

2.34 “Other Equity-Based Award“ means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, other than an Option, a Share Appreciation Right, Restricted Shares, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Shares, a Dividend Equivalent Right or a Performance Share.

2.35 “Outside Trustee” means a member of the Board who is not an Employee.

2.36 “Parachute Payment” will have the meaning set forth in Section 15(a).

2.37 “Partnership Unit” will have the meaning set forth in the Limited Partnership Agreement.

2.38 “Performance-Based Award” means an Award of an Option, a Share Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Share Units, Performance Shares, an Other Equity-Based Award or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.39 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan will be construed to mean that an Award that does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.40 “Performance Measures” means measures as specified in Section 14.6.4 on which the performance goals under Performance-Based Awards are based and that are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan to qualify such Performance-Based Awards as Performance-Based Compensation.

2.41 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.42 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten years.

2.43 “Plan” means this Kite Realty Group Trust 2013 Equity Incentive Plan (which is an amendment and restatement of the Prior Plan), as amended from time to time.

2.44 “Prior Plan” means the Kite Realty Group Trust 2004 Equity Incentive Plan, as amended.

2.45 “Restricted Period” will have the meaning set forth in Section 10.2.

2.46 “Restricted Share” means a Share awarded to a Grantee pursuant to Section 10.

2.47 “Restricted Share Unit” or “Share Unit” (as referred to in the Prior Plan) means a bookkeeping entry representing the equivalent of one Share awarded to a Grantee pursuant to Section 10.

2.48 “SAR Price” will have the meaning set forth in Section 9.1.

2.49 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.50 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties will not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service will have occurred for purposes of the Plan will be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service will be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.51 “Service Provider” means an Employee, officer, director, or trustee of the Company or an Affiliate, or a consultant or adviser (who is a natural person) to the Company or an Affiliate currently providing direct services to the Company or an Affiliate.

2.52 “Share” means the common shares of beneficial interest, par value $0.01 per share, of the Company or any security that Shares may be changed into or for which Shares may be exchanged as provided in Section 17.1.

2.53 “Share Appreciation Right“ or “SAR“ means a right granted to a Grantee pursuant to Section 9.

2.54 “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.55 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of shares, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, trustees, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary; provided that (a) such entity could be considered as a subsidiary according to U.S. generally accepted accounting principles, and (b) in the case of an Award of an Option or a Share Appreciation Right, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.56 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.57 “Ten Percent Shareholder” means a natural person who owns more than ten percent of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining share ownership, the attribution rules of Code Section 424(d) will be applied.

2.58 “Unrestricted Share” will have the meaning set forth in Section 11.

3.	PLAN Administration

3.1	Committee.

3.1.1	Powers and Authorities.

The Committee will administer the Plan and will have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee will have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and conditions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations will be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee will have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee will be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, any Award or any Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

Notwithstanding any provision of the Plan to the contrary, the Committee will not take any action or grant any Awards under the Plan that could cause the Company to fail to qualify as a real estate investment trust for federal income tax purposes.

3.1.2	Composition of Committee.

The Committee will be a committee composed of not fewer than two trustees of the Company designated by the Board to administer the Plan. Each member of the Committee will be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Shares are listed on the New York Stock Exchange, an “independent director” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual; provided that any action taken by the Committee will be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3	Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more trustees of the Company who need not be Outside Trustees, which committee may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or trustees of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Shares are listed on the New York Stock Exchange, the rules of such Stock Exchange.

3.2	Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board will determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3	Terms of Awards.

3.3.1	Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee will have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of Shares to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Price of any SAR or the purchase price for Restricted Shares), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject to the Award, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Share Options;

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority will include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award will, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

3.3.2	Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award under such Award Agreement on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and the Grantee, as applicable.

Any Award granted pursuant to the Plan will be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

3.4	No Repricing.

Except in connection with a corporate transaction involving the Company (including any share dividend, distribution (whether in the form of cash, Shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or the strike price of such outstanding SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price or strike price, as applicable, that is less than the exercise price or strike price of the original Options or SARs; (c) cancel outstanding Options or SARs with an exercise price or strike price, as applicable, above the current share price in exchange for cash or other securities; or (d) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

3.5	Issuance of Partnership Units: Options.

(a) Issuance of Partnership Units and Capital Account Adjustments. Upon the exercise of an Option, the Limited Partnership will issue to the Company a number of Partnership Units equal to (i) the number of Shares issued to the Grantee, divided by (ii) the Conversion Multiple. The Company’s capital account in the Limited Partnership will be credited with an amount equal to the aggregate Fair Market Value of the Shares issued upon exercise of the Option.

(b) Cash Contributions by the Company. Upon exercise of an Option, the Company will contribute to the Limited Partnership an amount of cash equal to the aggregate Option Price paid by the Grantee for the Shares issued upon exercise, regardless of whether the Grantee pays the Option Price in cash, Shares or a combination thereof; provided that, if the Grantee pays with Shares, the Company will have the right to cancel the Shares received, in which event Partnership Units held by the Company in an amount equal to the Shares canceled multiplied by the Conversion Multiple will be canceled by the Limited Partnership. The Company’s contribution of cash to the Limited Partnership pursuant to the preceding sentence will not be treated as a contribution to capital and the Company’s capital account in the Limited Partnership will not be credited with the amount of cash so contributed.

(c) Fractional Share Cash Reimbursements by the Limited Partnership. The Limited Partnership will reimburse the Company for any cash paid with respect to a fractional Share upon the surrender of an Option in accordance with the Plan. Such reimbursement will be treated as the reimbursement of an expense incurred by the Company on behalf of the Limited Partnership, will not be treated as a distribution by the Limited Partnership to the Company and will not reduce the Company’s capital account in the Limited Partnership.

3.6	Issuance of Partnership Units: Restricted Shares and Unrestricted Shares.

Upon the grant of Restricted Shares and Unrestricted Shares, the Limited Partnership will issue to the Company a corresponding number of Partnership Units equal to (a) the number of Shares awarded to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Multiple, which Partnership Units are subject to the same restrictions or conditions as those applicable to the corresponding Award. Upon the lapse of restrictions or payment of the Award, as applicable, the restrictions applicable to the corresponding restricted Partnership Units referred to in this Section 3.6 also will lapse. The Company’s capital account in the Limited Partnership will be adjusted, as appropriate, to reflect the issuance of Shares, and such capital account also will be adjusted, as appropriate, in the event that the Shares subject to the Award are forfeited or the restrictions on the Award lapse.

3.7	Issuance of Partnership Units: Other Awards.

Upon the payment of Restricted Share Units, Deferred Share Units, SARs payable in Shares or Awards other than Options, Restricted Shares and Unrestricted Shares that are payable in Shares, the Limited Partnership will issue to the Company a corresponding number of Partnership Units equal to (a) the number of Shares awarded to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Multiple, which Partnership Units are subject to the same restrictions or conditions as those applicable to the corresponding Award. The Company’s capital account in the Limited Partnership will be adjusted, as appropriate, to reflect the issuance of Shares, and such capital account also will be adjusted to reflect the issuance of Shares.

3.8	Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Share Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals will be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” (as defined for purposes of Code Section 409A) occurs.

3.9	No Liability.

No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.10	Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the Shares issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	SHARES SUBJECT TO THE PLAN

4.1	Number of Shares Available for Awards.

Subject to such additional Shares as will be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of Shares available for issuance under the Plan will be equal the sum of (i) 6,000,000 Shares plus (ii) the number of Shares available for future Awards under the Prior Plan as of the Amendment Date plus (iii) the number of Shares related to Awards outstanding under the Prior Plan as of the Amendment Date that thereafter terminate by expiration of forfeiture, cancellation, or otherwise without the issuance of such Shares. Such Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Shares available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares available for issuance under the Plan will be available for issuance pursuant to Incentive Share Options.

4.2	Adjustments in Authorized Shares.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee will have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of Shares available for issuance under the Plan pursuant to Section 4.1 will be increased by the number of Shares subject to any such assumed and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and will not reduce the number of Shares otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Shares are listed.

4.3	Share Usage.

(a) Shares subject to an Award will be counted as used as of the Grant Date.

(b) Any Shares that are subject to Awards, including Shares acquired through dividend reinvestment pursuant to Section 10.4, will be counted against the share issuance limit set forth in Section 4.1 as one Share for every one Share subject to an Award. The number of Shares subject to an Award of SARs will be counted against the share issuance limit set forth in Section 4.1 as one Share for every one Share subject to such Award regardless of the number of Shares actually issued to settle such SARs upon the exercise of the SARs. The target number of Shares issuable under a Performance Share grant will be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number will be adjusted to equal the actual number of Shares issued upon settlement of the Performance Shares to the extent different from such target number of Shares.

(c) Notwithstanding anything to the contrary in Section 4.1, any Shares related to Awards under the Plan or the Prior Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares will be available again for issuance under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1.

(d) The number of Shares available for issuance under the Plan will not be increased by the number of Shares (i) tendered or withheld or subject to an Award granted under the Plan or the Prior Plan surrendered in connection with the purchase of Shares upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award granted under the Plan or the Prior Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3, (iii) purchased by the Company with proceeds from Option exercises, or (iv) subject to a SAR granted under the Plan or the Prior Plan that is settled in Shares that were not issued upon the net settlement or net exercise of such SAR.

5.	Original EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1	Original Effective Date.

The Plan was effective as of the Original Effective Date. The Plan, as amended and restated, will become effective as of the Amendment Date.

5.2	Term.

The Plan will terminate automatically ten years after the Amendment Date and may be terminated on any earlier date as provided in Section 5.3.

5.3	Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Shares as to which Awards have not been made. The effectiveness of any amendment to the Plan will be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Shares are then listed); provided that no amendment will be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s shareholders. No amendment, suspension or termination of the Plan will impair rights or obligations under any outstanding Award made under the Plan without the Grantee’s consent.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1	Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to (i) any Service Provider, as the Committee will determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2	Limitation on Shares Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and provided that the Company is subject to Code Section 162(m):

(a) the maximum number of Shares subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is 750,000 Shares;

(b) the maximum number of Shares that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is 750,000 Shares; and

(c) the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of 12 months or less to any person eligible for an Award will be $2 million dollars and the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of greater than 12 months to any person eligible for an Award will be $5 million dollars.

The limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3	Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee will require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan will be evidenced by an Award Agreement, which will be in such form or forms as the Committee will from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions, but will be consistent with the terms of the Plan. Each Award Agreement evidencing an Option will specify whether such Option is intended to be Nonqualified Share Options or Incentive Share Options, and, in the absence of such specification, such Option will be deemed to constitute a Nonqualified Share Option.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1	Option Price.

The Option Price of each Option will be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option will be at least the Fair Market Value of one Share on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option will be not less than 110% of the Fair Market Value of one Share on the Grant Date. In no case will the Option Price of any Option be less than the par value of a Share.

8.2	Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan will become exercisable at such times and under such conditions as the Committee determines and states in the Award Agreement, in another agreement with the Grantee or otherwise in writing; provided that no Option will be granted to a person who is entitled to overtime under Applicable Laws that will vest or be exercisable within a six-month period starting on the Grant Date.

8.3	Term.

Each Option granted under the Plan will terminate, and all rights to purchase Shares under the Option will cease, upon the expiration of ten years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option will not be exercisable after the expiration of five years from its Grant Date; provided further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase Shares under the option may cease, upon the expiration of such period longer than ten years from the Grant Date of such Option as the Committee will determine. If on the day preceding the date on which a Grantee’s Option would otherwise terminate, the Fair Market Value of the Shares underlying a Grantee’s Option is greater than the Option Price for such Option, the Company will, prior to the termination of such Option and without any action being taken on the part of the Grantee, consider such Option to have been exercised by the Grantee. The Company will deduct from the Shares deliverable to the Grantee upon such exercise the number of Shares necessary to satisfy payment of the Option Price and all withholding obligations.

8.4	Termination of Service.

Each Award Agreement with respect to the grant of an Option will set forth the extent to which the Grantee, if at all, will have the right to exercise such Option following termination of the Grantee’s Service. Such conditions will be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 that results in the termination of such Option.

8.6	Method of Exercise.

Subject to Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice will specify the number of Shares with respect to which such Option is being exercised and will be accompanied by payment in full of the Option Price of the Shares for which such Option is being exercised plus the amount, if any, of federal and/or other taxes that the Company may, in its discretion, be required to withhold with respect to the exercise of such Option.

8.7	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option will have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Option, to direct the voting of the Shares subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the Shares subject to the Option are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment will be made for dividends, distributions or other rights with respect to any Shares subject to an Option for which the record date is prior to the date of issuance of such Shares.

8.8	Delivery of Shares.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect to the Option, such Grantee will be entitled to receive evidence of such Grantee’s ownership of the Shares subject to the Option consistent with Section 3.10.

8.9	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise the Option. Except as provided in Section 8.10, no Option will be assignable or transferable for value by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option will continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the Shares acquired pursuant to such Option will be subject to the same restrictions with respect to transfers of such Shares as would have applied to the Grantee of the Option. Subsequent transfers of transferred Options will be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service will continue to be applied with respect to the original Grantee of the Option, following which such Option will be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11	Limitations on Incentive Share Options.

An Option will constitute an Incentive Share Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation will be applied by taking Options into account in the order in which they were granted.

8.12	Notice of Disqualifying Disposition.

If any Grantee makes any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee will notify the Company of such disposition within ten days of such disposition.

9.	TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

9.1	Right to Payment and Grant Price.

A SAR will confer on the Grantee to whom it is granted a right to receive, upon exercise of the SAR, the excess of (a) the Fair Market Value of one Share on the date of exercise over (ii) the per share strike price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR will specify the SAR Price, which will be no less than the Fair Market Value of one Share on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will be subject to the same term (i.e., expire at the same time) as the related Option; provided further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one Share on the Grant Date of such SAR.

9.2	Other Terms.

The Committee will determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs will cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR will be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3	Term.

Each SAR granted under the Plan will terminate, and all rights under the SAR will cease, upon the expiration of ten years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of Shares underlying a Grantee’s SAR is greater than the SAR Exercise Price, the Company will, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.

9.4	Transferability of SARs.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR will be assignable or transferable for value by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR will continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and Shares acquired pursuant to a SAR will be subject to the same restrictions on transfers of such Shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs will be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED Shares, restricted SHARE UNITS and deferred share units

10.1	Grant of Restricted Shares, Restricted Share Units and Deferred Share Units.

Awards of Restricted Shares, Restricted Share Units and Deferred Share Units may be made for consideration or for no consideration, other than the par value of the Shares, which will be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2	Restrictions.

At the time a grant of Restricted Shares, Restricted Share Units or Deferred Share Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Shares, Restricted Share Units or Deferred Share Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Award of Restricted Shares, Restricted Share Units or Deferred Share Units as provided in Section 14. Awards of Restricted Shares, Restricted Share Units and Deferred Share Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3	Registration; Restricted Share Certificates.

Pursuant to Section 3.10, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration will be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.10 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Shares. The Committee may provide in an Award Agreement with respect to an Award of Restricted Shares that either (a) the Secretary of the Company will hold such share certificates for such Grantee’s benefit until such time as such Restricted Shares are forfeited to the Company or the restrictions applicable to the Restricted Shares lapse and such Grantee will deliver a share power to the Company with respect to each share certificate, or (b) such share certificates will be delivered to such Grantee; provided that such share certificates will bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Shares under the Plan and such Award Agreement.

10.4	Rights of Holders of Restricted Shares.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Shares will have the right to vote such Restricted Shares and the right to receive any dividends declared or paid with respect to such Restricted Shares. The Committee may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Shares. Dividends paid on Restricted Shares that vests or is earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Shares are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Shares will promptly forfeit and repay to the Company such dividend payments. All share distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction will be subject to the vesting conditions and restrictions applicable to such Restricted Shares.

10.5	Rights of Holders of Restricted Share Units and Deferred Share Units.

10.5.1	Voting and Dividend Rights.

Holders of Restricted Share Units and Deferred Share Units will have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Restricted Share Units and Deferred Share Units, to direct the voting of the Shares subject to such Restricted Share Units and Deferred Share Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Restricted Share Units or Deferred Share Units that the holder of such Restricted Share Units or Deferred Share Units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each such Restricted Share Unit or Deferred Share Unit that is equal to the per-share dividend paid on such Shares. Dividends paid on Restricted Share Units and Deferred Share Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Share Units or Deferred Share Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Share Units or Deferred Share Units will promptly forfeit and repay to the Company such dividend payments. Such Award Agreement also may provide that such cash payment will be deemed reinvested in additional Restricted Share Units or Deferred Share Units at a price per unit equal to the Fair Market Value of a Share on the date on which such cash dividend is paid. Such cash payments paid in connection with Restricted Share Units or Deferred Share Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Share Units or Deferred Share Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Share Units or Deferred Share Units will promptly forfeit and repay to the Company such cash payments.

10.5.2	Creditor’s Rights.

A holder of Restricted Share Units or Deferred Share Units will have no rights other than those of a general unsecured creditor of the Company. Restricted Share Units and Deferred Share Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Shares, Restricted Share Units or Deferred Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of such Restricted Shares, Restricted Share Units or Deferred Share Units, the Grantee will have no further rights with respect to the Award, including any right to vote such Restricted Shares or any right to receive dividends with respect to such Restricted Shares, Restricted Share Units or Deferred Share Units.

10.7	Purchase of Restricted Shares and Shares Subject to Restricted Share Units and Deferred Share Units.

The Grantee of an Award of Restricted Shares, vested Restricted Share Units or vested Deferred Share Units will be required, to the extent required by Applicable Laws, to purchase such Restricted Share or the Shares subject to such vested Restricted Share Units or Deferred Share Units from the Company at a purchase price equal to the greater of (a) the aggregate par value of the Shares represented by such Restricted Shares or such vested Restricted Share Units or Deferred Share Units, or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Shares or such vested Restricted Share Units or Deferred Share Units. Such purchase price will be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8	Delivery of Shares.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including any delayed delivery period, the restrictions applicable to Restricted Shares, Restricted Share Units or Deferred Share Units settled in Shares will lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such Shares will, consistent with Section 3.10, be issued, free of all such restrictions, to the Grantee or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, will have any further rights with regard to a Restricted Share Unit or Deferred Share Unit once the Shares represented by such Restricted Share Unit or Deferred Share Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED SHARES AND OTHER EQUITY-BASED AWARDS

11.1	Unrestricted Shares.

The Committee may, in its sole discretion, grant (or sell at the par value of a Share or at such other higher purchase price as determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares“) under the Plan. Unrestricted Shares may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2	Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee will determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof will have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

12.1	General Rule.

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Shares will be made in cash or in cash equivalents acceptable to the Company.

12.2	Surrender of Shares.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for Shares purchased upon the exercise of an Option or the purchase price, if any, for Restricted Shares may be made all or in part through the tender or attestation to the Company of Shares, which will be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3	Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased upon the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of Shares equal in value to the difference between such Option Price and the Fair Market Value of the Shares subject to the portion of such Option being exercised.

12.4	Other Forms of Payment.

To the extent the Award Agreement so provides and unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Shares may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding Shares that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the Shares specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such Shares had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee; provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights will be specified in an Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the Fair Market Value on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions that are different from the terms and conditions of such other Award; provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals will not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights will promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

13.2	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon such Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1	Grant of Performance-Based Awards.

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee will determine.

14.2	Value of Performance-Based Awards.

Each grant of a Performance-Based Award will have an actual or target number of Shares or initial value that is established by the Committee at the time of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are achieved, will determine the value and/or number of Shares subject to a Performance-Based Award that will be paid out to the Grantee.

14.3	Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards will be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.

14.4	Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards will be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or Shares (or a combination thereof) equal to the value of such earned Performance-Based Awards and will pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating to the Performance-Based Awards have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment will occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any Shares paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards will be set forth in the Award Agreement.

14.5	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) will be exercised by the Committee and not by the Board.

14.6	Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1	Performance Goals Generally.

The performance goals for Performance-Based Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals will be objective and will otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards will be granted, exercised and/or settled upon achievement of any single performance goal or of two or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2	Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award will be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which 25% of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3	Payment of Awards; Other Terms.

Payment of Performance-Based Awards will be in cash, Shares, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee will specify the circumstances in which such Performance-Based Awards will be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee will specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4	Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned will be limited to the following Performance Measures, with or without adjustment:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total shareholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions;

(i) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(j) gross or operating margins;

(k) return measures, including return on assets, return on net assets, capital, investment, equity, sales or revenue;

(l) cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment;

(m) productivity ratios;

(n) expense targets;

(o) market share;

(p) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(q) working capital targets;

(r) completion of acquisitions of businesses or companies;

(s) completion of divestitures and asset sales;

(t) customer satisfaction;

(u) pretax operating earnings after interest expense and before bonuses, services fees and extraordinary or special items;

(v) revenue targets;

(w) funds from operations (FFO);

(x) funds from operations (FFO) per share;

(y) funds from operations (FFO) as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions;

(z) funds available for distribution (FAD);

(aa) intrinsic business value;

(bb) acquisitions;

(cc) commencement of development projects;

(dd) asset turnover;

(ee) cash or funds available for distribution; or

(ff) any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also will have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5	Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions will be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6	Adjustment of Performance-Based Compensation.

The Committee will have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7	Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval; provided that the exercise of such discretion will not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that will not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7	Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder will, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, will be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan will be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares or Restricted Share Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1	General.

The Company will not be required to offer, sell or issue any Shares under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such Shares would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of Shares in connection with any Award, no Shares may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification will have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby will in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the Shares subject to such Award, the Company will not be required to offer, sell or issue such Shares unless the Committee will have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee will be final, binding, and conclusive. The Company may register, but will in no event be obligated to register, any Shares or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company will not be obligated to take any affirmative action to cause the exercise of an Option or a SAR or the issuance of Shares or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in Shares will not be exercisable until the Shares subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted under the Plan that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action will be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and will not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1	Changes in Shares.

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number of shares or kind of equity shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in equity shares, or other increase or decrease in Shares effected without receipt of consideration by the Company occurring after the Original Effective Date, the number and kinds of equity shares for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, will be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of equity shares for which Awards are outstanding will be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs will not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but will include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company will not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 will, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of shares subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

17.2	Reorganization in Which the Company Is the Surviving Entity That Does not Constitute a Corporate Transaction.

Subject to Sections 17.3 and 17.4, if the Company will be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities that does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan will pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter will be the same as the aggregate Option Price or SAR Price of the Shares remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award will apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards will be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of Shares subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

17.3	Corporate Transaction.

The provisions of this Section 17.3 will apply only to Awards granted before the Amendment Date.

Except as otherwise provided in the last sentence of this Section 17.3 and subject to Section 17.6, upon the occurrence of a Corporate Transaction:

(a) all outstanding Restricted Shares and Share Units granted prior to the Amendment Date will be deemed to have vested, and all restrictions and conditions applicable to such Restricted Shares and Share Units will be deemed to have lapsed and the Share Units will be delivered, immediately prior to the occurrence of such Corporate Transaction; and

(b) 15 days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding under the Plan and granted prior to the Amendment Date will become immediately exercisable and will remain exercisable for a period of 15 days.

With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during such 15-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (b) upon consummation of any Corporate Transaction all outstanding but unexercised Options and SARs will terminate. The Committee will send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders. This Section 17.3 will not apply to any Corporate Transaction to the extent that (i) provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Share Units, Restricted Shares theretofore granted, or for the substitution for such Options, SARs, Restricted Shares, and Share Units for new common share options and share appreciation rights and new common restricted shares and share units relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of Shares (disregarding any consideration that is not common shares) of the successor and option and share appreciation right exercise prices, in which event the Plan, Options, SARs, Restricted Shares, and Share Units theretofore granted will continue in the manner and under the terms so provided or (ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Share Units and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, or Share Units, equal to the formula or fixed price per share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (B) the Option Price or SAR Exercise Price applicable to such Shares.

The Committee will determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Shares and Share Units granted prior the Amendment Date and such effect will be set forth in the applicable Award Agreement.

17.4	Corporate Transaction in which Awards granted after the Amendment Date are not Assumed.

The provisions of this Section 17.4 will apply only to Awards granted after the Amendment Date.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights or Other Equity-Based Awards that were granted after the Amendment Date are not being assumed or continued, the following provisions will apply to such Award, to the extent not assumed or continued:

(a) in each case with the exception of Performance-Based Awards, all outstanding Restricted Shares will be deemed to have vested, all Restricted Share Units and Deferred Share Units will be deemed to have vested and the Shares subject thereto will be delivered, and all Dividend Equivalent Rights will be deemed to have vested and the Shares subject thereto will be delivered, immediately prior to the occurrence of such Corporate Transaction, and either of the following two actions will be taken:

(i) 15 days prior to the scheduled consummation of such Corporate Transaction, all Options and SARs outstanding hereunder will become immediately exercisable and will remain exercisable for a period of 15 days, which exercise will be effective upon such consummation; or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Restricted Share Units, Deferred Share Units and Dividend Equivalent Rights (for Shares subject thereto), equal to the formula or fixed price per share paid to holders of Shares pursuant to such Corporate Transaction and, in the case of Options or SARs, equal to the product of the number of Shares subject to such Options or SARs (the “Award Shares”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Shares.

(b) For Performance-Based Awards granted after the Amendment Date, if less than half of the Performance Period has lapsed, such Awards will be treated as though target performance has been achieved immediately prior to the occurrence of the Corporate Transaction. If at least half the Performance Period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of consummation of the Corporate Transaction as determined by the Committee in its sole discretion, and that level of performance thus determined will be treated as achieved immediately prior to occurrence of the Corporate Transaction. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards will be treated as though target performance has been achieved. After application of this Section 17.4(b), if any Awards arise from application of this Section 17, such Awards will be settled under the applicable provision of Section 17.4(a).

(c) Other Equity-Based Awards granted after the Amendment Date will be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the 15-day period referred to above will be conditioned upon the consummation of the applicable Corporate Transaction and will be effective only immediately before the consummation thereof, and (B) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs will terminate. The Committee will send notice of an event that will result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

17.5	Corporate Transaction in which Awards Granted after the Amendment Date are Assumed.

The provisions of this Section 17.5 will apply only to Awards granted after the Amendment Date

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights or Other Equity-Based Awards granted after the Amendment Date are being assumed or continued, the following provisions will apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan after the Amendment Date will continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common share options, share appreciation rights, restricted shares, common restricted share units, common deferred share units, dividend equivalent rights and other equity-based awards relating to the equity of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation rights exercise prices. In the event an Award granted after the Amendment Date is assumed, continued or substituted upon the consummation of any Corporate Transaction and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within two years following the consummation of such Corporate Transaction, such Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee will determine.

17.6	Adjustments

Adjustments under this Section 17 related to Shares or other securities of the Company will be made by the Committee, whose determination in that respect will be final, binding and conclusive. No fractional shares or other securities will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3, 17.5 and 17.5. This Section 17 will not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Corporate Transaction.

17.7	No Limitations on Company.

The making of Awards pursuant to the Plan will not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement will be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan will be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan will be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed in the Plan. The Plan and Awards will in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3	Withholding Taxes.

The Company or an Affiliate, as the case may be, will have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee will pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of Shares subject to an Award, the Grantee will pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold Shares otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate Shares already owned by the Grantee. The Shares so withheld or delivered will have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the Shares used to satisfy such withholding obligation will be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of Shares pursuant to such Award, as applicable, may not exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of Shares. Notwithstanding Section 2.22 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale. In such case, the percentage of Shares withheld will equal the applicable minimum withholding rate.

18.4	Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and will not affect the meaning of any provision of the Plan or such Award Agreement.

18.5	Construction.

Unless the context otherwise requires, all references in the Plan to “including” will mean “including, without limitation.”

18.6	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7	Number and Gender.

With respect to words used in the Plan, the singular form will include the plural form and the masculine gender will include the feminine gender, as the context requires.

18.8	Severability.

If any provision of the Plan or any Award Agreement will be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof will be severable and enforceable in accordance with their terms, and all provisions will remain enforceable in any other jurisdiction.

18.9	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder will be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10	Code Section 409A.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s termination of “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A of the Code and neither the Company, any Affiliate nor the Committee will have any liability to any Grantee for such tax or penalty.

To record the amendment and restatement of the Plan by the Board as of April 1, 2013, and, subject to approval of the Plan, as amended and restated, by the shareholders on May 8, 2013, the Company has caused its authorized officer to execute the Plan.

KITE REALTY GROUP TRUST

By:

Title:

EXHIBIT A

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN

EXCLUSIONS FROM AFFILIATES

Circle Block Owners’ Association, Inc.
Circle Block Funding, Inc.
Circle Block Hotel, LLC
Circle Block Investor, LLC
Circle Block Operators, LLC
Circle Block Partners, LLC
GBK Development, LLC
HK Partners, LLC
JK Marco, LLC
KM Circle Block, Inc.
KMI Management, LLC
Kite Acquisitions, LLC
Kite Capital, LLC
Kite Faris, LLC
Kite Noblesville, LLC
Kite, Inc.
KSK Scottsdale Mall, L.P.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2013

This proxy statement, our annual report to shareholders and our annual report on Form 10-K for the year ended December 31, 2012 are available on our website at www.kiterealty.com under the investor relations section of the website. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this proxy statement, our annual report to shareholders or our annual report on Form 10-K for the year ended December 31, 2012 will be furnished without charge upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this proxy statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2012 for a reasonable fee.

* * * *

By Order of the Board of Trustees,

THOMAS R. OLINGER
Secretary

Indianapolis, Indiana
April 9, 2013

KITE REALTY GROUP

KITE REALTY GROUP TRUST
30 SOUTH MERIDIAN STREET, SUITE 1100
INDIANAPOLIS, IN 46204

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56646-P36509

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KITE REALTY GROUP TRUST

The Board of Trustees recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Trustees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John A. Kite
02) William E. Bindley
03) Victor J. Coleman
04) Dr. Richard A. Cosier
05) Christie B. Kelly
06) Gerald L. Moss
07) Michael L. Smith

The Board of Trustees recommends you vote FOR the following proposals:

		For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Kite Realty Group Trust for the fiscal year ending December 31, 2013.	☐	☐	☐
3.	Advisory vote on executive compensation.	☐	☐	☐
4.	To approve the Company's 2013 Equity Incentive Plan, which constitutes an amendment and restatement of the Company's 2004 Equity Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56647-P36509

KITE REALTY GROUP TRUST
Proxy Solicited By The Board Of Trustees
For The Annual Meeting of Shareholders
To Be Held May 8, 2013

The undersigned shareholder of Kite Realty Group Trust hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 9, 2013, and hereby appoints John A. Kite and Daniel R. Sink, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the common shares of Kite Realty Group Trust that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Kite Realty Group Trust to be held at 30 S. Meridian Street, Eighth Floor, Indianapolis, Indiana 46204 on Wednesday, May 8, 2013 at 9:00 a.m. (local time), and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the following instructions.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4, AND WITH RESPECT TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED ABOVE.

Continued and to be signed on reverse side